Exhibit 99.1

Media	Investors
Ancel Martinez	John M. Campbell
415-222-3858	415-396-0523
Friday, July 13, 2018
WELLS FARGO REPORTS $5.2 BILLION IN QUARTERLY NET INCOME
Diluted EPS of $0.98 included net discrete income tax expense of $0.10 per share

▪	Financial results:

◦	Net income of $5.2 billion, compared with $5.9 billion in second quarter 2017

•	Second quarter 2018 included net discrete income tax expense of $481 million mostly related to state income taxes driven by the recent U.S. Supreme Court decision in South Dakota v. Wayfair

◦	Diluted earnings per share (EPS) of $0.98, compared with $1.08

◦	Revenue of $21.6 billion, down from $22.2 billion

•	Net interest income of $12.5 billion, up $70 million, or 1 percent

•	Noninterest income of $9.0 billion, down $752 million, or 8 percent

◦	Noninterest expense of $14.0 billion, up from $13.5 billion

•	Second quarter 2018 included $619 million of operating losses primarily related to non-litigation expense for previously disclosed matters

◦	Average deposits of $1.3 trillion, down $29.9 billion, or 2 percent

◦	Average loans of $944.1 billion, down $12.8 billion, or 1 percent

◦	Return on assets (ROA) of 1.10 percent, return on equity (ROE) of 10.60 percent, and return on average tangible common equity (ROTCE) of 12.62 percent[1]

◦	Returned $4.0 billion to shareholders through common stock dividends and net share repurchases, up 17 percent from $3.4 billion in second quarter 2017

▪	Credit quality:

◦	Provision expense of $452 million, down $103 million, or 19 percent, from second quarter 2017

•	Net charge-offs declined $53 million to $602 million, or 0.26 percent of average loans (annualized)

•	Reserve release[2] of $150 million, compared with $100 million in second quarter 2017

◦	Nonaccrual loans of $7.5 billion, down $1.6 billion, or 17 percent

▪	Received a non-objection to the Company's 2018 Capital Plan submission from the Federal Reserve

◦
As part of this plan, the Company expects to increase its third quarter 2018 common stock dividend to $0.43 per share from $0.39 per share, subject to approval by the Company's Board of Directors. The plan also includes up to $24.5 billion of gross common stock repurchases for the four-quarter period from third quarter 2018 through second quarter 2019.

Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.
1 Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 36.
2 Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

Selected Financial Information

		Quarter ended
	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017
Earnings
Diluted earnings per common share	$0.98	0.96	1.08
Wells Fargo net income (in billions)	5.19	5.14	5.86
Return on assets (ROA)	1.10%	1.09	1.22
Return on equity (ROE)	10.60	10.58	12.06
Return on average tangible common equity (ROTCE) (a)	12.62	12.62	14.41
Asset Quality
Net charge-offs (annualized) as a % of average total loans	0.26%	0.32	0.27
Allowance for credit losses as a % of total loans	1.18	1.19	1.27
Allowance for credit losses as a % of annualized net charge-offs	460	376	462
Other
Revenue (in billions)	$21.6	21.9	22.2
Efficiency ratio (b)	64.9%	68.6	60.9
Average loans (in billions)	$944.1	951.0	956.9
Average deposits (in billions)	1,271.3	1,297.2	1,301.2
Net interest margin	2.93%	2.84	2.90

(a)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 36.

(b)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported net income of $5.2 billion, or $0.98 per diluted common share, for second quarter 2018, compared with $5.9 billion, or $1.08 per share, for second quarter 2017, and $5.1 billion, or $0.96 per share, for first quarter 2018.
Chief Executive Officer Tim Sloan said, “During the second quarter we continued to transform Wells Fargo into a better, stronger company for our customers, team members, communities and shareholders. Our progress included making further improvements to our compliance and operational risk management programs; hiring a new Chief Risk Officer; announcing innovative new products including a digital application for Merchant Services customers and our enhanced Propel® Card, one of the richest no-annual-fee credit cards in the industry; launching our ‘Re-established’ marketing effort, the largest advertising campaign in our history; announcing a new $200 billion commitment to financing sustainable businesses and projects; and continuing to move forward on our expense savings initiatives. I’m also pleased with our recent CCAR results, which demonstrates the strength of our diversified business model, our sound financial risk management practices, and our strong capital position, and enables us to return more capital to our shareholders in alignment with our goal of creating long-term shareholder value.”

Chief Financial Officer John Shrewsberry said, “Wells Fargo reported $5.2 billion of net income in the second quarter, which included net discrete income tax expense of $481 million. Net interest income grew both linked quarter and year-over-year in the second quarter, credit performance and capital levels remained strong, and we are on track to meet our expense reduction expectations. In addition, we received a non-objection to our 2018 Capital Plan, which includes an increase in our quarterly common stock dividend rate in third quarter 2018 to $0.43 per share, subject to board approval, as well as up to $24.5 billion of gross common stock repurchases during the four-quarter period beginning in third quarter 2018. The shareholder returns included in the capital plan are approximately 70% higher than our previous four quarter capital actions, demonstrating our commitment to returning more capital to shareholders. Our ability to return this level of capital is a result of capital built in recent years through continued stable earnings and a lower level of risk-weighted assets.”
Net Interest Income
Net interest income in the second quarter was $12.5 billion, up $303 million compared with first quarter 2018, driven predominantly by a less negative impact from hedge ineffectiveness accounting, the net benefit of rate and spread movements, and one additional day in the quarter.
Net interest margin was 2.93 percent, up 9 basis points compared with first quarter 2018. The increase was driven by a reduction in the proportion of lower yielding assets, as well as a less negative impact from hedge ineffectiveness accounting and the net benefit of rate and spread movements.
Noninterest Income
Noninterest income in the second quarter was $9.0 billion, down $684 million compared with first quarter 2018. Second quarter noninterest income included lower market sensitive revenue3, mortgage banking fees and other income, partially offset by higher card fees on stronger credit card and debit card activity.

•
Mortgage banking income was $770 million, down from $934 million in first quarter 2018. Residential mortgage loan originations increased in the second quarter to $50 billion, from $43 billion in the first quarter. The production margin on residential held-for-sale mortgage loan originations[4] declined to 0.77 percent, compared with 0.94 percent in the first quarter, due to increased price competition. Net mortgage servicing income was $406 million in the second quarter, down from $468 million in the first quarter driven by higher loan prepayments.

•
Market sensitive revenue was $527 million, down from $1.0 billion in first quarter 2018, primarily due to lower unrealized gains from equity securities. Additionally, second quarter 2018 included $214 million of other-than-temporary impairment (OTTI) from the announced sale of Wells Fargo Asset Management's (WFAM) ownership stake in The Rock Creek Group, LP (RockCreek).

•
Other income was $323 million, compared with $438 million in the first quarter. Second quarter results included a $479 million gain from sales of $1.3 billion of purchased credit-impaired (PCI) Pick-a-Pay loans, compared with a $643 million gain from sales of $1.6 billion of PCI Pick-a-Pay loans in first quarter 2018.

Noninterest Expense
Noninterest expense in the second quarter declined $1.1 billion from the prior quarter to $14.0 billion, primarily due to lower operating losses, a decline in employee benefits and incentive compensation expense, which were seasonally elevated in the first quarter, and lower equipment expense. These decreases were partially offset by higher charitable donations expense, contract services, advertising and promotion, and outside professional services expense. The efficiency ratio was 64.9 percent in second quarter 2018, compared with 68.6 percent in the first quarter.
3 Market sensitive revenue represents net gains from trading activities, debt securities, and equity securities.
4 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the Selected Five Quarter Residential Mortgage Production Data table on page 42 for more information.

Second quarter 2018 operating losses were $619 million, which included typical operating losses, as well as non-litigation expense for previously disclosed matters, including policies, practices and procedures in our foreign exchange business; fee calculations within certain fiduciary and custody accounts in our wealth management business; practices in our automobile lending business, including related insurance products; and mortgage interest rate lock extensions. First quarter 2018 operating losses were $1.5 billion due to elevated litigation accruals.
Income Taxes
The Company’s effective income tax rate was 25.9 percent for second quarter 2018 and included net discrete income tax expense of $481 million mostly related to state income taxes. Discrete income tax expenses in the second quarter were driven by the Company’s adjustment to its state income tax reserves following the recent U.S. Supreme Court decision in South Dakota v. Wayfair and by the true-up of certain state income tax accruals. The effective income tax rate in first quarter 2018 was 21.1 percent and included net discrete income tax expense of $137 million, predominantly resulting from the non-deductible treatment of a discrete litigation accrual. The Company currently expects the effective income tax rate for the remainder of 2018 to be approximately 19 percent, excluding the impact of any future discrete items.
Loans
Total average loans were $944.1 billion in the second quarter, down $6.9 billion from the first quarter. Period-end loan balances were $944.3 billion at June 30, 2018, down $3.0 billion from March 31, 2018. Commercial loans were down $291 million compared with March 31, 2018, with a $2.5 billion decline in commercial real estate loans, partially offset by $1.9 billion of growth in commercial and industrial loans and a $321 million increase in lease financing loans. Consumer loans decreased $2.8 billion from the prior quarter, driven by:

•	a $1.9 billion decline in automobile loans due to expected continued runoff

•	a $1.4 billion decline in the junior lien mortgage portfolio as payoffs continued to exceed new originations

•	a $376 million decline in other revolving credit and installment loans

•	these decreases were partially offset by:

◦	a $581 million increase in credit card balances

◦	a $343 million increase in 1-4 family first mortgage loans, as nonconforming mortgage loan originations were partially offset by payoffs and $1.3 billion of sales of PCI Pick-a-Pay mortgage loans
Additionally, $507 million of nonconforming mortgage loan originations that would have otherwise been included in 1-4 family first mortgage loan outstandings were designated as held for sale in anticipation of the future issuance of residential mortgage-backed securities (RMBS), and $112 million of loans were transferred to held for sale as a result of previously announced branch divestitures.
Period-End Loan Balances

(in millions)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Commercial	$503,105	503,396	503,388	500,150	505,901
Consumer	441,160	443,912	453,382	451,723	451,522
Total loans	$944,265	947,308	956,770	951,873	957,423
Change from prior quarter	$(3,043)	(9,462)	4,897	(5,550)	(982)

Debt and Equity Securities
Debt securities include available-for-sale and held-to-maturity debt securities, as well as debt securities held for trading. Debt securities were $475.5 billion at June 30, 2018, up $2.5 billion from the first quarter, driven by:

•	a $5.7 billion increase in debt securities held for trading

•
a net decrease in available-for-sale and held-to-maturity debt securities, as approximately $14.4 billion of purchases, primarily federal agency mortgage-backed securities (MBS) in the available-for-sale portfolio, were more than offset by runoff and sales

Net unrealized losses on available-for-sale debt securities were $2.4 billion at June 30, 2018, compared with net unrealized losses of $1.9 billion at March 31, 2018, primarily due to higher interest rates.
Equity securities include marketable and non-marketable equity securities, as well as equity securities held for trading. Equity securities were $57.5 billion at June 30, 2018, down $1.4 billion from the first quarter, predominantly due to a decline in equity securities held for trading.
Deposits
Total average deposits for second quarter 2018 were $1.3 trillion, down $25.8 billion from the prior quarter. The decline was driven by a decrease in commercial deposits, primarily from financial institutions, including a $13.5 billion decline from actions the Company has taken in response to the asset cap included in the consent order issued by the Board of Governors of the Federal Reserve System on February 2, 2018. Average consumer and small business banking deposits of $754.0 billion for second quarter 2018 were down $1.4 billion from the prior quarter, with growth in Community Banking deposits more than offset by lower Wealth and Investment Management deposits, as customers allocated more cash to alternative higher-rate liquid investments. The average deposit cost for second quarter 2018 was 40 basis points, up 6 basis points from the prior quarter and 19 basis points from a year ago, primarily driven by an increase in commercial and Wealth and Investment Management deposit rates.

Capital
Capital in the second quarter continued to exceed our internal target, with a Common Equity Tier 1 ratio (fully phased-in) of 12.0 percent5, flat compared with the prior quarter. In second quarter 2018, the Company repurchased 35.8 million shares of its common stock, which reduced period-end common shares outstanding by 24.8 million. The Company paid a quarterly common stock dividend of $0.39 per share. In addition, the Company received a non-objection to its 2018 Capital Plan from the Federal Reserve. As part of this plan, the Company expects to increase its third quarter 2018 common stock dividend to $0.43 per share, subject to approval by the Company's Board of Directors. The plan also includes up to $24.5 billion of gross common stock repurchases, subject to management discretion, for the four-quarter period from third quarter 2018 through second quarter 2019.
5 See table on page 37 for more information on Common Equity Tier 1. Common Equity Tier 1 (fully phased-in) is a preliminary estimate and is calculated assuming the full phase-in of the Basel III capital rules.

Credit Quality

Net Loan Charge-offs
The quarterly loss rate in the second quarter was 0.26 percent (annualized), compared with 0.32 percent in the prior quarter and 0.27 percent a year ago. Commercial and consumer losses were 0.05 percent and 0.49 percent, respectively. Total credit losses were $602 million in second quarter 2018, down $139 million from first quarter 2018. Commercial losses were down $11 million due to improvement in commercial and industrial loans. Consumer losses decreased $128 million driven by lower loss rates and higher recovery rates, including seasonal impacts in automobile and credit card.
Net Loan Charge-Offs

	Quarter ended
	June 30, 2018		March 31, 2018		June 30, 2017
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$58	0.07%	$85	0.10%	$78	0.10%
Real estate mortgage	—	—	(15)	(0.05)	(6)	(0.02)
Real estate construction	(6)	(0.09)	(4)	(0.07)	(4)	(0.05)
Lease financing	15	0.32	12	0.25	7	0.15
Total commercial	67	0.05	78	0.06	75	0.06
Consumer:
Real estate 1-4 family first mortgage	(23)	(0.03)	(18)	(0.03)	(16)	(0.02)
Real estate 1-4 family junior lien mortgage	(13)	(0.13)	(8)	(0.09)	(4)	(0.03)
Credit card	323	3.61	332	3.69	320	3.67
Automobile	113	0.93	208	1.64	126	0.86
Other revolving credit and installment	135	1.44	149	1.60	154	1.58
Total consumer	535	0.49	663	0.60	580	0.51
Total	$602	0.26%	$741	0.32%	$655	0.27%

(a)
Quarterly net charge-offs (recoveries) as a percentage of average loans are annualized. See explanation on page 33 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets
Nonperforming assets decreased $305 million, or 4 percent, from first quarter 2018 to $8.0 billion. Nonaccrual loans decreased $233 million from first quarter 2018 to $7.5 billion predominantly driven by lower consumer real estate nonaccruals.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	June 30, 2018		March 31, 2018		June 30, 2017
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$1,559	0.46%	$1,516	0.45%	$2,632	0.79%
Real estate mortgage	765	0.62	755	0.60	630	0.48
Real estate construction	51	0.22	45	0.19	34	0.13
Lease financing	80	0.41	93	0.48	89	0.46
Total commercial	2,455	0.49	2,409	0.48	3,385	0.67
Consumer:
Real estate 1-4 family first mortgage	3,829	1.35	4,053	1.43	4,413	1.60
Real estate 1-4 family junior lien mortgage	1,029	2.82	1,087	2.87	1,095	2.56
Automobile	119	0.25	117	0.24	104	0.18
Other revolving credit and installment	54	0.14	53	0.14	59	0.15
Total consumer	5,031	1.14	5,310	1.20	5,671	1.26
Total nonaccrual loans	7,486	0.79	7,719	0.81	9,056	0.95
Foreclosed assets:
Government insured/guaranteed	90		103		149
Non-government insured/guaranteed	409		468		632
Total foreclosed assets	499		571		781
Total nonperforming assets	$7,985	0.85%	$8,290	0.88%	$9,837	1.03%
Change from prior quarter:
Total nonaccrual loans	$(233)		$(317)		$(625)
Total nonperforming assets	(305)		(388)		(827)

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $11.1 billion at June 30, 2018, down $203 million from March 31, 2018. Second quarter 2018 included a $150 million reserve release2, which reflected strong overall credit portfolio performance and lower loan balances. The allowance coverage for total loans was 1.18 percent, compared with 1.19 percent in first quarter 2018. The allowance covered 4.6 times annualized second quarter net charge-offs, compared with 3.8 times in the prior quarter. The allowance coverage for nonaccrual loans was 148 percent at June 30, 2018, compared with 147 percent at March 31, 2018. The Company believes the allowance was appropriate for losses inherent in the loan portfolio at June 30, 2018.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017
Community Banking	$2,496	1,913	2,765
Wholesale Banking	2,635	2,875	2,742
Wealth and Investment Management	445	714	711

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and automobile, student, mortgage, home equity and small business lending, as well as referrals to Wholesale Banking and Wealth and Investment Management business partners. The Community Banking segment also includes the results of our Corporate Treasury activities net of allocations in support of the other operating segments and results of investments in our affiliated venture capital partnerships.
Selected Financial Information

	Quarter ended
(in millions)	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017
Total revenue	$11,806	11,830	11,955
Provision for credit losses	484	218	623
Noninterest expense	7,290	8,702	7,266
Segment net income	2,496	1,913	2,765
(in billions)
Average loans	463.8	470.5	475.1
Average assets	1,034.3	1,061.9	1,083.6
Average deposits	760.6	747.5	727.7
Community Banking reported net income of $2.5 billion, up $583 million, or 30 percent, from first quarter 2018. Second quarter 2018 results included net discrete income tax expense of $481 million primarily related to state income taxes. Revenue in the second quarter was $11.8 billion, flat compared with first quarter 2018, as lower market sensitive revenue and mortgage banking income were largely offset by higher net interest income and card fees. Noninterest expense decreased $1.4 billion, or 16 percent, from first quarter 2018, driven mainly by lower operating losses and lower personnel expense that was down from a seasonally elevated first quarter. The provision for credit losses increased $266 million from the prior quarter primarily due to a lower reserve release.
Net income was down $269 million, or 10 percent, from second quarter 2017, primarily due to lower revenue and net discrete income tax expense of $481 million in second quarter 2018. Revenue declined $149 million, or 1 percent, from a year ago due to lower mortgage banking income and service charges on deposit accounts, partially offset by higher net interest income and higher gains on the sales of PCI Pick-a-Pay mortgage loans. Noninterest expense of $7.3 billion was stable from a year ago. The provision for credit losses decreased $139 million from a year ago due to improvement in the consumer real estate and automobile portfolios.

Retail Banking and Consumer Payments, Virtual Solutions and Innovation

•
More than 362,000 branch customer experience surveys completed during second quarter 2018, with both ‘Loyalty’ and ‘Overall Satisfaction with Most Recent Visit’ scores down due to several factors, including recent events and a risk-based policy change affecting individuals making cash deposits into an account on which they are not a signer

•
5,751 retail bank branches as of the end of second quarter 2018, reflecting 56 branch consolidations in the quarter and 114 in the first half of 2018; additionally, we announced plans to divest 52 branches in 2018 in Indiana, Ohio, Michigan and part of Wisconsin pending regulatory approval

•	Primary consumer checking customers[6],[7] up 1.2 percent year-over-year

•	Debit card point-of-sale purchase volume[8] of $87.5 billion in the second quarter, up 9 percent year-over-year

•	General purpose credit card point-of-sale purchase volume of $19.2 billion in the second quarter, up 7 percent year-over-year

•	28.9 million digital (online and mobile) active customers, including over 22 million mobile active users7, [9]

•	Dynatrace's Small Business Banking Scorecard named Wells Fargo #1 in overall performance for providing a positive small business banking experience through digital channels (July 2018)

•
For the second year in a row, Wells Fargo was number one in Nilson’s annual ranking of the top 50 U.S. debit card issuers, receiving the top ranking by both purchase volume and number of transactions (April 2018)

Consumer Lending

•	Home Lending

◦	Originations of $50 billion, up from $43 billion in prior quarter, primarily due to seasonality

◦	Applications of $67 billion, up from $58 billion in prior quarter, primarily due to seasonality

◦	Application pipeline of $26 billion at quarter end, up from $24 billion at March 31, 2018

◦	Production margin on residential held-for-sale mortgage loan originations[4] of 0.77 percent, down from 0.94 percent in the prior quarter, due to increased price competition

•
Automobile originations of $4.4 billion in the second quarter were flat compared with the prior quarter; and down 3 percent from the prior year, as proactive steps to tighten underwriting standards resulted in lower origination volume

6 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
7 Data as of May 2018, comparisons with May 2017.
8 Combined consumer and business debit card purchase volume dollars.
9 Primarily includes retail banking, consumer lending, small business and business banking customers.

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $5 million. Products and businesses include Business Banking, Commercial Real Estate, Corporate Banking, Financial Institutions Group, Government and Institutional Banking, Middle Market Banking, Principal Investments, Treasury Management, Wells Fargo Commercial Capital, and Wells Fargo Securities.
Selected Financial Information

	Quarter ended
(in millions)	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017
Total revenue	$7,197	7,279	7,479
Reversal of provision for credit losses	(36)	(20)	(65)
Noninterest expense	4,219	3,978	4,036
Segment net income	2,635	2,875	2,742
(in billions)
Average loans	464.7	465.1	466.9
Average assets	826.4	829.2	818.8
Average deposits	414.0	446.0	462.4
Wholesale Banking reported net income of $2.6 billion, down $240 million, or 8 percent, from first quarter 2018. Revenue of $7.2 billion decreased $82 million, or 1 percent, from the prior quarter, primarily due to the gain on the sale of Wells Fargo Shareowner Services recognized in the first quarter and lower market sensitive revenue in the second quarter, partially offset by higher net interest income and investment banking fees. Noninterest expense increased $241 million, or 6 percent, from the prior quarter reflecting higher operating losses and higher regulatory, risk and technology expense, partially offset by seasonally lower personnel expense. Second quarter 2018 operating losses were $208 million and included $171 million of non-litigation expense related to our foreign exchange business. The provision for credit losses decreased $16 million from the prior quarter.
Net income decreased $107 million, or 4 percent, from second quarter 2017. Second quarter 2018 results benefited from a lower effective income tax rate, while second quarter 2017 included a discrete income tax benefit related to the sale of Wells Fargo Insurance Services USA (WFIS). Revenue decreased $282 million, or 4 percent, from second quarter 2017, primarily due to the impact of the sales of WFIS in fourth quarter 2017 and Wells Fargo Shareowner Services in first quarter 2018, as well as lower net interest income, operating lease income and mortgage banking fees, partially offset by higher market sensitive revenue. Noninterest expense increased $183 million, or 5 percent, from a year ago as higher operating losses and higher regulatory, risk and technology expense were partially offset by lower expense related to the sales of WFIS and Wells Fargo Shareowner Services. The provision for credit losses increased $29 million from a year ago.

Wealth and Investment Management (WIM) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S. based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, Wells Fargo Institutional Retirement and Trust, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve clients’ brokerage needs, supply retirement and trust services to institutional clients and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.
Selected Financial Information

	Quarter ended
(in millions)	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017
Total revenue	$3,951	4,242	4,226
Provision (reversal of provision) for credit losses	(2)	(6)	7
Noninterest expense	3,361	3,290	3,071
Segment net income	445	714	711
(in billions)
Average loans	74.7	73.9	71.7
Average assets	84.0	84.2	82.4
Average deposits	167.1	177.9	190.1
Wealth and Investment Management reported net income of $445 million, down $269 million, or 38 percent, from first quarter 2018. Revenue of $4.0 billion decreased $291 million, or 7 percent, from the prior quarter, primarily due to the impairment from the announced sale of WFAM's ownership stake in RockCreek, as well as lower transaction revenue and asset-based fees. Noninterest expense increased $71 million, or 2 percent, from the prior quarter, primarily driven by higher operating losses and higher regulatory, risk and technology expense, partially offset by lower personnel expense from a seasonally higher first quarter and lower broker commissions. Second quarter 2018 operating losses were $127 million and included $114 million of non-litigation expense related to fee calculations within certain fiduciary and custody accounts in our wealth management business.
Net income was down $266 million, or 37 percent, from second quarter 2017. Second quarter 2018 results benefited from a lower effective income tax rate. Revenue decreased $275 million from a year ago, primarily driven by the impairment of WFAM's ownership stake in RockCreek, lower net interest income and transaction revenue, partially offset by higher asset-based fees. Noninterest expense increased $290 million, or 9 percent, from a year ago, primarily due to higher regulatory, risk and technology expense, higher operating losses, higher broker commissions and other personnel expense.

•	WIM total client assets of $1.9 trillion, up 3 percent from a year ago, driven by higher market valuations

•	Continued loan growth, with average balances up 4 percent from a year ago largely due to growth in non-conforming mortgage loans

•
Second quarter 2018 average closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) were flat compared with the prior quarter and down 5 percent from a year ago

Retail Brokerage

•	Client assets of $1.6 trillion, up 3 percent from prior year

•	Advisory assets of $543 billion, up 8 percent from prior year, primarily driven by higher market valuations

Wealth Management

•	Client assets of $238 billion, up 1 percent from prior year

Asset Management

•
Total assets under management of $494 billion, up 2 percent from prior year, driven by higher market valuations and positive money market net inflows, partially offset by equity and fixed income net outflows

Retirement

•	IRA assets of $403 billion, up 3 percent from prior year

•	Institutional Retirement plan assets of $389 billion, up 4 percent from prior year

Conference Call
The Company will host a live conference call on Friday, July 13, at 7:00 a.m. PT (10:00 a.m. ET). You may participate by dialing 866-872-5161 (U.S. and Canada) or 440-424-4922 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao~9092328.

A replay of the conference call will be available beginning at 10:00 a.m. PT (1:00 p.m. ET) on Friday, July 13 through Friday, July 27. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #9092328. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao~9092328.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets, return on equity, and return on tangible common equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters (including the impact of the Tax Cuts & Jobs Act), geopolitical matters, and the overall slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•
the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•
negative effects relating to our mortgage servicing and foreclosure practices, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•
our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our debt securities and equity securities portfolios;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•
negative effects from the retail banking sales practices matter and from other instances where customers may have experienced financial harm, including on our legal, operational and compliance costs, our ability to engage in certain business activities or offer certain products or services, our ability to keep and attract customers, our ability to attract and retain qualified team members, and our reputation;

•
resolution of regulatory matters, litigation, or other legal actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Forward-looking Non-GAAP Financial Measures. From time to time management may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for return on average tangible common equity. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investments, mortgage, and consumer and commercial finance through 8,050 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 38 countries and territories to support customers who conduct business in the global economy. With approximately 265,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 26 on Fortune’s 2018 rankings of America’s largest corporations.

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Jun 30, 2018 from		Six months ended
($ in millions, except per share amounts)	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Mar 31, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017	% Change
For the Period
Wells Fargo net income	$5,186	5,136	5,856	1%	(11)	$10,322	11,490	(10)%
Wells Fargo net income applicable to common stock	4,792	4,733	5,450	1	(12)	9,525	10,683	(11)
Diluted earnings per common share	0.98	0.96	1.08	2	(9)	1.94	2.11	(8)
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.10%	1.09	1.22	1	(10)	1.10%	1.20	(8)
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	10.60	10.58	12.06	—	(12)	10.59	12.01	(12)
Return on average tangible common equity (ROTCE)(1)	12.62	12.62	14.41	—	(12)	12.62	14.38	(12)
Efficiency ratio (2)	64.9	68.6	60.9	(5)	7	66.7	61.4	9
Total revenue	$21,553	21,934	22,235	(2)	(3)	$43,487	44,490	(2)
Pre-tax pre-provision profit (PTPP) (3)	7,571	6,892	8,694	10	(13)	14,463	17,157	(16)
Dividends declared per common share	0.39	0.39	0.38	—	3	0.78	0.760	3
Average common shares outstanding	4,865.8	4,885.7	4,989.9	—	(2)	4,875.7	4,999.2	(2)
Diluted average common shares outstanding	4,899.8	4,930.7	5,037.7	(1)	(3)	4,916.1	5,054.8	(3)
Average loans	$944,079	951,024	956,879	(1)	(1)	$947,532	960,243	(1)
Average assets	1,884,884	1,915,896	1,927,021	(2)	(2)	1,900,304	1,929,020	(1)
Average total deposits	1,271,339	1,297,178	1,301,195	(2)	(2)	1,284,187	1,300,198	(1)
Average consumer and small business banking deposits (4)	754,047	755,483	760,149	—	(1)	754,898	759,455	(1)
Net interest margin	2.93%	2.84	2.90	3	1	2.89%	2.89	—
At Period End
Debt securities (5)	$475,495	472,968	462,890	1	3	$475,495	462,890	3
Loans	944,265	947,308	957,423	—	(1)	944,265	957,423	(1)
Allowance for loan losses	10,193	10,373	11,073	(2)	(8)	10,193	11,073	(8)
Goodwill	26,429	26,445	26,573	—	(1)	26,429	26,573	(1)
Equity securities (5)	57,505	58,935	55,742	(2)	3	57,505	55,742	3
Assets	1,879,700	1,915,388	1,930,792	(2)	(3)	1,879,700	1,930,792	(3)
Deposits	1,268,864	1,303,689	1,305,830	(3)	(3)	1,268,864	1,305,830	(3)
Common stockholders' equity	181,386	181,150	181,233	—	—	181,386	181,233	—
Wells Fargo stockholders’ equity	205,188	204,952	205,034	—	—	205,188	205,034	—
Total equity	206,069	205,910	205,949	—	—	206,069	205,949	—
Tangible common equity (1)	152,580	151,878	151,868	—	—	152,580	151,868	—
Common shares outstanding	4,849.1	4,873.9	4,966.8	(1)	(2)	4,849.1	4,966.8	(2)
Book value per common share (6)	$37.41	37.17	36.49	1	3	$37.41	36.49	3
Tangible book value per common share (1)(6)	31.47	31.16	30.58	1	3	31.47	30.58	3
Common stock price:
High	57.12	66.31	56.60	(14)	1	66.31	59.99	11
Low	50.26	50.70	50.84	(1)	(1)	50.26	50.84	(1)
Period end	55.44	52.41	55.41	6	—	55.44	55.41	—
Team members (active, full-time equivalent)	264,500	265,700	270,600	—	(2)	264,500	270,600	(2)

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 36.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)
Financial information for the prior periods of 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of Accounting Standards Update (ASU) 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

(6)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
For the Quarter
Wells Fargo net income	$5,186	5,136	6,151	4,542	5,856
Wells Fargo net income applicable to common stock	4,792	4,733	5,740	4,131	5,450
Diluted earnings per common share	0.98	0.96	1.16	0.83	1.08
Profitability ratios (annualized) :
Wells Fargo net income to average assets (ROA)	1.10%	1.09	1.26	0.93	1.22
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	10.60	10.58	12.47	8.96	12.06
Return on average tangible common equity (ROTCE)(1)	12.62	12.62	14.85	10.66	14.41
Efficiency ratio (2)	64.9	68.6	76.2	65.7	60.9
Total revenue	$21,553	21,934	22,050	21,849	22,235
Pre-tax pre-provision profit (PTPP) (3)	7,571	6,892	5,250	7,498	8,694
Dividends declared per common share	0.39	0.39	0.39	0.39	0.38
Average common shares outstanding	4,865.8	4,885.7	4,912.5	4,948.6	4,989.9
Diluted average common shares outstanding	4,899.8	4,930.7	4,963.1	4,996.8	5,037.7
Average loans	$944,079	951,024	951,822	952,343	956,879
Average assets	1,884,884	1,915,896	1,935,318	1,938,461	1,927,021
Average total deposits	1,271,339	1,297,178	1,311,592	1,306,356	1,301,195
Average consumer and small business banking deposits (4)	754,047	755,483	757,541	755,094	760,149
Net interest margin	2.93%	2.84	2.84	2.86	2.90
At Quarter End
Debt securities (5)	$475,495	472,968	473,366	474,710	462,890
Loans	944,265	947,308	956,770	951,873	957,423
Allowance for loan losses	10,193	10,373	11,004	11,078	11,073
Goodwill	26,429	26,445	26,587	26,581	26,573
Equity securities (5)	57,505	58,935	62,497	54,981	55,742
Assets	1,879,700	1,915,388	1,951,757	1,934,880	1,930,792
Deposits	1,268,864	1,303,689	1,335,991	1,306,706	1,305,830
Common stockholders' equity	181,386	181,150	183,134	181,920	181,233
Wells Fargo stockholders’ equity	205,188	204,952	206,936	205,722	205,034
Total equity	206,069	205,910	208,079	206,617	205,949
Tangible common equity (1)	152,580	151,878	153,730	152,694	151,868
Common shares outstanding	4,849.1	4,873.9	4,891.6	4,927.9	4,966.8
Book value per common share (6)	$37.41	37.17	37.44	36.92	36.49
Tangible book value per common share (1)(6)	31.47	31.16	31.43	30.99	30.58
Common stock price:
High	57.12	66.31	62.24	56.45	56.60
Low	50.26	50.70	52.84	49.28	50.84
Period end	55.44	52.41	60.67	55.15	55.41
Team members (active, full-time equivalent)	264,500	265,700	262,700	268,000	270,600

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 36.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)
Financial information for the prior quarters of 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

(6)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions, except per share amounts)	2018	2017	Change	2018	2017	Change
Interest income
Debt securities (1)	$3,594	3,226	11%	$7,008	6,399	10%
Mortgages held for sale	198	191	4	377	373	1
Loans held for sale (1)	48	13	269	72	23	213
Loans	10,912	10,358	5	21,491	20,499	5
Equity securities (1)	221	199	11	452	374	21
Other interest income (1)	1,042	707	47	1,962	1,239	58
Total interest income	16,015	14,694	9	31,362	28,907	8
Interest expense
Deposits	1,268	677	87	2,358	1,213	94
Short-term borrowings	398	163	144	709	277	156
Long-term debt	1,658	1,275	30	3,234	2,422	34
Other interest expense	150	108	39	282	200	41
Total interest expense	3,474	2,223	56	6,583	4,112	60
Net interest income	12,541	12,471	1	24,779	24,795	—
Provision for credit losses	452	555	(19)	643	1,160	(45)
Net interest income after provision for credit losses	12,089	11,916	1	24,136	23,635	2
Noninterest income
Service charges on deposit accounts	1,163	1,276	(9)	2,336	2,589	(10)
Trust and investment fees	3,675	3,629	1	7,358	7,199	2
Card fees	1,001	1,019	(2)	1,909	1,964	(3)
Other fees	846	902	(6)	1,646	1,767	(7)
Mortgage banking	770	1,148	(33)	1,704	2,376	(28)
Insurance	102	280	(64)	216	557	(61)
Net gains from trading activities (1)	191	151	26	434	423	3
Net gains on debt securities	41	120	(66)	42	156	(73)
Net gains from equity securities (1)	295	274	8	1,078	844	28
Lease income	443	493	(10)	898	974	(8)
Other	485	472	3	1,087	846	28
Total noninterest income	9,012	9,764	(8)	18,708	19,695	(5)
Noninterest expense
Salaries	4,465	4,343	3	8,828	8,604	3
Commission and incentive compensation	2,642	2,499	6	5,410	5,224	4
Employee benefits	1,245	1,308	(5)	2,843	2,994	(5)
Equipment	550	529	4	1,167	1,106	6
Net occupancy	722	706	2	1,435	1,418	1
Core deposit and other intangibles	265	287	(8)	530	576	(8)
FDIC and other deposit assessments	297	328	(9)	621	661	(6)
Other	3,796	3,541	7	8,190	6,750	21
Total noninterest expense	13,982	13,541	3	29,024	27,333	6
Income before income tax expense	7,119	8,139	(13)	13,820	15,997	(14)
Income tax expense	1,810	2,245	(19)	3,184	4,378	(27)
Net income before noncontrolling interests	5,309	5,894	(10)	10,636	11,619	(8)
Less: Net income from noncontrolling interests	123	38	224	314	129	143
Wells Fargo net income	$5,186	5,856	(11)	$10,322	11,490	(10)
Less: Preferred stock dividends and other	394	406	(3)	797	807	(1)
Wells Fargo net income applicable to common stock	$4,792	5,450	(12)	$9,525	10,683	(11)
Per share information
Earnings per common share	$0.98	1.09	(10)	$1.95	2.14	(9)
Diluted earnings per common share	0.98	1.08	(9)	1.94	2.11	(8)
Dividends declared per common share	0.39	0.38	3	0.78	0.76	3
Average common shares outstanding	4,865.8	4,989.9	(2)	4,875.7	4,999.2	(2)
Diluted average common shares outstanding	4,899.8	5,037.7	(3)	4,916.1	5,054.8	(3)

(1)
Financial information for the prior periods of 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Interest income
Debt securities (1)	$3,594	3,414	3,294	3,253	3,226
Mortgages held for sale	198	179	196	217	191
Loans held for sale (1)	48	24	12	15	13
Loans	10,912	10,579	10,367	10,522	10,358
Equity securities (1)	221	231	239	186	199
Other interest income (1)	1,042	920	850	851	707
Total interest income	16,015	15,347	14,958	15,044	14,694
Interest expense
Deposits	1,268	1,090	931	869	677
Short-term borrowings	398	311	255	226	163
Long-term debt	1,658	1,576	1,344	1,391	1,275
Other interest expense	150	132	115	109	108
Total interest expense	3,474	3,109	2,645	2,595	2,223
Net interest income	12,541	12,238	12,313	12,449	12,471
Provision for credit losses	452	191	651	717	555
Net interest income after provision for credit losses	12,089	12,047	11,662	11,732	11,916
Noninterest income
Service charges on deposit accounts	1,163	1,173	1,246	1,276	1,276
Trust and investment fees	3,675	3,683	3,687	3,609	3,629
Card fees	1,001	908	996	1,000	1,019
Other fees	846	800	913	877	902
Mortgage banking	770	934	928	1,046	1,148
Insurance	102	114	223	269	280
Net gains (losses) from trading activities (1)	191	243	(1)	120	151
Net gains on debt securities	41	1	157	166	120
Net gains from equity securities (1)	295	783	572	363	274
Lease income	443	455	458	475	493
Other	485	602	558	199	472
Total noninterest income	9,012	9,696	9,737	9,400	9,764
Noninterest expense
Salaries	4,465	4,363	4,403	4,356	4,343
Commission and incentive compensation	2,642	2,768	2,665	2,553	2,499
Employee benefits	1,245	1,598	1,293	1,279	1,308
Equipment	550	617	608	523	529
Net occupancy	722	713	715	716	706
Core deposit and other intangibles	265	265	288	288	287
FDIC and other deposit assessments	297	324	312	314	328
Other	3,796	4,394	6,516	4,322	3,541
Total noninterest expense	13,982	15,042	16,800	14,351	13,541
Income before income tax expense	7,119	6,701	4,599	6,781	8,139
Income tax expense (benefit)	1,810	1,374	(1,642)	2,181	2,245
Net income before noncontrolling interests	5,309	5,327	6,241	4,600	5,894
Less: Net income from noncontrolling interests	123	191	90	58	38
Wells Fargo net income	$5,186	5,136	6,151	4,542	5,856
Less: Preferred stock dividends and other	394	403	411	411	406
Wells Fargo net income applicable to common stock	$4,792	4,733	5,740	4,131	5,450
Per share information
Earnings per common share	$0.98	0.97	1.17	0.83	1.09
Diluted earnings per common share	0.98	0.96	1.16	0.83	1.08
Dividends declared per common share	0.39	0.39	0.39	0.39	0.38
Average common shares outstanding	4,865.8	4,885.7	4,912.5	4,948.6	4,989.9
Diluted average common shares outstanding	4,899.8	4,930.7	4,963.1	4,996.8	5,037.7

(1)
Financial information for the prior quarters of 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2018	2017	Change	2018	2017	Change
Wells Fargo net income	$5,186	5,856	(11)%	$10,322	11,490	(10)%
Other comprehensive income (loss), before tax:
Debt securities (1):
Net unrealized gains (losses) arising during the period	(617)	1,565	NM	(4,060)	1,934	NM
Reclassification of net (gains) losses to net income	49	(177)	NM	117	(322)	NM
Derivatives and hedging activities:
Net unrealized gains (losses) arising during the period	(150)	276	NM	(392)	(86)	356
Reclassification of net (gains) losses to net income	77	(153)	NM	137	(355)	NM
Defined benefit plans adjustments:
Net actuarial and prior service gains (losses) arising during the period	—	—	—	6	(7)	NM
Amortization of net actuarial loss, settlements and other to net income	29	41	(29)	61	79	(23)
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	(83)	31	NM	(85)	47	NM
Other comprehensive income (loss), before tax	(695)	1,583	NM	(4,216)	1,290	NM
Income tax benefit (expense) related to other comprehensive income	154	(587)	NM	1,016	(464)	NM
Other comprehensive income (loss), net of tax	(541)	996	NM	(3,200)	826	NM
Less: Other comprehensive income (loss) from noncontrolling interests	(1)	(9)	(89)	(1)	5	NM
Wells Fargo other comprehensive income (loss), net of tax	(540)	1,005	NM	(3,199)	821	NM
Wells Fargo comprehensive income	4,646	6,861	(32)	7,123	12,311	(42)
Comprehensive income from noncontrolling interests	122	29	321	313	134	134
Total comprehensive income	$4,768	6,890	(31)	$7,436	12,445	(40)
NM – Not meaningful

(1)
The quarter and six months ended June 30, 2017, includes net unrealized gains (losses) arising during the period from equity securities of $65 million and $126 million and reclassification of net (gains) losses to net income related to equity securities of $(101) million and $(217) million, respectively. With the adoption in first quarter 2018 of ASU 2016-01, the quarter and six months ended June 30, 2018, reflects net unrealized (gains) losses arising during the period and reclassification of net (gains) losses to net income from only debt securities.

FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Balance, beginning of period	$205,910	208,079	206,617	205,949	202,310
Cumulative effect from change in accounting policies (1)	—	(24)	—	—	—
Wells Fargo net income	5,186	5,136	6,151	4,542	5,856
Wells Fargo other comprehensive income (loss), net of tax	(540)	(2,659)	(522)	526	1,005
Noncontrolling interests	(77)	(178)	247	(20)	(75)
Common stock issued	73	1,208	436	254	252
Common stock repurchased (2)	(2,923)	(3,029)	(2,845)	(2,601)	(2,287)
Preferred stock released by ESOP	490	231	218	209	406
Common stock warrants repurchased/exercised	(1)	(157)	(46)	(19)	(24)
Preferred stock issued	—	—	—	—	677
Common stock dividends	(1,900)	(1,911)	(1,920)	(1,936)	(1,899)
Preferred stock dividends	(394)	(410)	(411)	(411)	(406)
Stock incentive compensation expense	258	437	206	135	145
Net change in deferred compensation and related plans	(13)	(813)	(52)	(11)	(11)
Balance, end of period	$206,069	205,910	208,079	206,617	205,949

(1)	The cumulative effect for the quarter ended March 31, 2018, reflects the impact of the adoption in first quarter 2018 of ASU 2016-04, ASU 2016-01 and ASU 2014-09.

(2)	For the quarter ended June 30, 2018, includes $1.0 billion related to a private forward repurchase transaction expected to settle in third quarter 2018.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended June 30,
	2018			2017
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks (3)	$154,846	1.75%	$676	204,541	1.03%	$523
Federal funds sold and securities purchased under resale agreements (3)	80,020	1.73	344	77,078	0.91	175
Debt securities (4):
Trading debt securities (8)	80,661	3.45	695	70,411	3.24	570
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	6,425	1.66	27	18,099	1.53	69
Securities of U.S. states and political subdivisions (7)	47,388	3.91	464	53,492	3.89	521
Mortgage-backed securities:
Federal agencies	154,929	2.75	1,065	132,032	2.63	868
Residential and commercial	8,248	4.86	101	12,586	5.55	175
Total mortgage-backed securities	163,177	2.86	1,166	144,618	2.89	1,043
Other debt securities (8)	47,009	4.33	506	48,466	3.77	457
Total available-for-sale debt securities (7)(8)	263,999	3.28	2,163	264,675	3.16	2,090
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,731	2.19	244	44,701	2.19	244
Securities of U.S. states and political subdivisions	6,255	4.34	68	6,270	5.29	83
Federal agency and other mortgage-backed securities	94,964	2.33	552	83,116	2.44	507
Other debt securities	584	4.66	7	2,798	2.34	16
Total held-to-maturity debt securities	146,534	2.38	871	136,885	2.49	850
Total debt securities (7)(8)	491,194	3.04	3,729	471,971	2.98	3,510
Mortgages held for sale (5)(7)	18,788	4.22	198	19,758	3.87	191
Loans held for sale (5)(8)	3,481	5.48	48	1,476	3.65	13
Commercial loans:
Commercial and industrial - U.S.	275,259	4.16	2,851	273,073	3.70	2,521
Commercial and industrial - Non U.S.	59,716	3.51	524	56,426	2.86	402
Real estate mortgage	123,982	4.27	1,319	131,293	3.68	1,206
Real estate construction	23,637	4.88	287	25,271	4.10	259
Lease financing	19,266	4.48	216	19,058	4.82	230
Total commercial loans	501,860	4.15	5,197	505,121	3.67	4,618
Consumer loans:
Real estate 1-4 family first mortgage	283,101	4.06	2,870	275,108	4.08	2,805
Real estate 1-4 family junior lien mortgage	37,249	5.32	495	43,602	4.78	521
Credit card	35,883	12.66	1,133	34,868	12.18	1,059
Automobile	48,568	5.18	628	59,112	5.43	800
Other revolving credit and installment	37,418	6.62	617	39,068	6.13	596
Total consumer loans	442,219	5.20	5,743	451,758	5.13	5,781
Total loans (5)	944,079	4.64	10,940	956,879	4.36	10,399
Equity securities (8)	37,330	2.38	222	36,604	2.24	205
Other (8)	5,518	1.48	21	4,400	0.70	8
Total earning assets (7)(8)	$1,735,256	3.73%	$16,178	1,772,707	3.40%	$15,024
Funding sources
Deposits:
Interest-bearing checking	$80,324	0.90%	$181	48,465	0.41%	$50
Market rate and other savings	676,668	0.26	434	683,014	0.13	214
Savings certificates	20,033	0.43	21	22,599	0.30	17
Other time deposits (7)	82,061	2.26	465	57,158	1.39	197
Deposits in foreign offices	51,474	1.30	167	123,684	0.65	199
Total interest-bearing deposits (7)	910,560	0.56	1,268	934,920	0.29	677
Short-term borrowings	103,795	1.54	398	95,763	0.69	164
Long-term debt (7)	223,800	2.97	1,658	249,889	2.04	1,274
Other liabilities	28,202	2.12	150	20,981	2.05	108
Total interest-bearing liabilities (7)	1,266,357	1.10	3,474	1,301,553	0.68	2,223
Portion of noninterest-bearing funding sources (7)(8)	468,899	—	—	471,154	—	—
Total funding sources (7)(8)	$1,735,256	0.80	3,474	1,772,707	0.50	2,223
Net interest margin and net interest income on a taxable-equivalent basis (6)(7)		2.93%	$12,704		2.90%	$12,801
Noninterest-earning assets
Cash and due from banks	$18,609			18,171
Goodwill	26,444			26,664
Other (7)(8)	104,575			109,479
Total noninterest-earning assets (7)(8)	$149,628			154,314
Noninterest-bearing funding sources
Deposits	$360,779			366,275
Other liabilities (7)	51,681			53,438
Total equity (7)	206,067			205,755
Noninterest-bearing funding sources used to fund earning assets (7)(8)	(468,899)			(471,154)
Net noninterest-bearing funding sources (7)(8)	$149,628			154,314
Total assets (7)	$1,884,884			1,927,021

(1)
Our average prime rate was 4.80% and 4.05% for the quarters ended June 30, 2018 and 2017, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 2.34% and 1.21% for the same quarters, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Financial information for the prior period has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(4)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)
Includes taxable-equivalent adjustments of $163 million and $330 million for the quarters ended June 30, 2018 and 2017, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 21% and 35% for the quarters ended June 30, 2018 and 2017, respectively.

(7)
Financial information for the prior period has been revised to reflect the impact of the adoption in fourth quarter 2017 of ASU 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities.

(8)
Financial information for the prior period has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Six months ended June 30,
	2018			2017
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks (3)	$163,520	1.61%	$1,308	206,503	0.91%	$928
Federal funds sold and securities purchased under resale agreements (3)	79,083	1.57	615	76,184	0.80	302
Debt securities (4):
Trading debt securities (8)	79,693	3.35	1,332	69,769	3.14	1,093
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	6,426	1.66	53	21,547	1.53	164
Securities of U.S. states and political subdivisions (7)	48,665	3.64	885	52,873	3.91	1,034
Mortgage-backed securities:
Federal agencies	156,690	2.73	2,141	144,257	2.61	1,879
Residential and commercial (7)	8,558	4.48	192	13,514	5.44	368
Total mortgage-backed securities (7)	165,248	2.82	2,333	157,771	2.85	2,247
Other debt securities (7)(8)	47,549	4.02	950	49,303	3.69	904
Total available-for-sale debt securities (7)(8)	267,888	3.16	4,221	281,494	3.09	4,349
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,727	2.20	487	44,697	2.20	487
Securities of U.S. states and political subdivisions	6,257	4.34	136	6,271	5.30	166
Federal agency and other mortgage-backed securities	92,888	2.35	1,093	67,538	2.46	831
Other debt securities	639	3.89	12	3,062	2.34	35
Total held-to-maturity debt securities	144,511	2.40	1,728	121,568	2.51	1,519
Total debt securities (7)(8)	492,092	2.96	7,281	472,831	2.95	6,961
Mortgages held for sale (5)(7)	18,598	4.06	377	19,825	3.77	373
Loans held for sale (5)(8)	2,750	5.28	72	1,538	3.05	23
Commercial loans:
Commercial and industrial - U.S.	273,658	4.00	5,435	273,905	3.65	4,957
Commercial and industrial - Non U.S.	59,964	3.37	1,003	55,890	2.80	775
Real estate mortgage	125,085	4.16	2,581	131,868	3.62	2,370
Real estate construction	24,041	4.70	561	24,933	3.91	484
Lease financing	19,266	4.89	471	19,064	4.88	465
Total commercial loans	502,014	4.03	10,051	505,660	3.61	9,051
Consumer loans:
Real estate 1-4 family first mortgage	283,651	4.04	5,722	275,293	4.05	5,571
Real estate 1-4 family junior lien mortgage	38,042	5.23	988	44,439	4.69	1,036
Credit card	36,174	12.71	2,280	35,151	12.07	2,105
Automobile	50,010	5.17	1,283	60,304	5.45	1,628
Other revolving credit and installment	37,641	6.54	1,221	39,396	6.07	1,186
Total consumer loans	445,518	5.18	11,494	454,583	5.09	11,526
Total loans (5)	947,532	4.57	21,545	960,243	4.31	20,577
Equity securities (8)	38,536	2.37	455	35,272	2.18	384
Other (8)	5,765	1.34	40	2,213	0.70	8
Total earning assets (7)(8)	$1,747,876	3.64%	$31,693	1,774,609	3.36%	$29,556
Funding sources
Deposits:
Interest-bearing checking	$74,084	0.84%	$310	49,569	0.35%	$87
Market rate and other savings	677,861	0.24	802	683,591	0.11	371
Savings certificates	20,025	0.38	38	23,030	0.29	34
Other time deposits (7)	79,340	2.06	812	56,043	1.34	374
Deposits in foreign offices	73,023	1.09	396	122,946	0.57	347
Total interest-bearing deposits (7)	924,333	0.51	2,358	935,179	0.26	1,213
Short-term borrowings	102,793	1.39	710	97,149	0.58	279
Long-term debt (7)	224,924	2.88	3,234	254,981	1.90	2,421
Other liabilities	28,065	2.02	282	18,905	2.12	200
Total interest-bearing liabilities (7)	1,280,115	1.03	6,584	1,306,214	0.63	4,113
Portion of noninterest-bearing funding sources (7)(8)	467,761	—	—	468,395	—	—
Total funding sources (7)(8)	$1,747,876	0.75	6,584	1,774,609	0.47	4,113
Net interest margin and net interest income on a taxable-equivalent basis (6)(7)		2.89%	$25,109		2.89%	$25,443
Noninterest-earning assets
Cash and due from banks	$18,730			18,437
Goodwill	26,480			26,668
Other (7)(8)	107,218			109,306
Total noninterest-earning assets (7)(8)	$152,428			154,411
Noninterest-bearing funding sources
Deposits	$359,854			365,019
Other liabilities (7)	54,212			54,119
Total equity (7)	206,123			203,668
Noninterest-bearing funding sources used to fund earning assets (7)(8)	(467,761)			(468,395)
Net noninterest-bearing funding sources (7)(8)	$152,428			154,411
Total assets (7)	$1,900,304			1,929,020

(1)
Our average prime rate was 4.66% and 3.92% for the first half of 2018 and 2017, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 2.13% and 1.14% for the same periods, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Financial information for the prior period has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(4)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)
Includes taxable-equivalent adjustments of $330 million and $648 million for the first half of 2018 and 2017, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 21% and 35% for the first half of 2018 and 2017, respectively.

(7)
Financial information for the prior period has been revised to reflect the impact of the adoption in fourth quarter 2017 of ASU 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities.

(8)
Financial information for the prior period has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended
	Jun 30, 2018		Mar 31, 2018		Dec 31, 2017		Sep 30, 2017		Jun 30, 2017
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Interest-earning deposits with banks (3)	$154.8	1.75%	$172.3	1.49%	$189.1	1.27%	$205.5	1.21%	$204.5	1.03%
Federal funds sold and securities purchased under resale agreements (3)	80.0	1.73	78.1	1.40	75.8	1.20	70.6	1.14	77.1	0.91
Debt securities (4):
Trading debt securities (5)	80.7	3.45	78.7	3.24	81.6	3.17	76.6	3.21	70.4	3.24
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	6.4	1.66	6.4	1.66	6.4	1.66	14.5	1.31	18.1	1.53
Securities of U.S. states and political subdivisions	47.4	3.91	50.0	3.37	52.4	3.91	52.5	4.08	53.5	3.89
Mortgage-backed securities:
Federal agencies	154.9	2.75	158.4	2.72	152.9	2.62	139.8	2.58	132.0	2.63
Residential and commercial	8.2	4.86	8.9	4.12	9.4	4.85	11.0	5.44	12.6	5.55
Total mortgage-backed securities	163.1	2.86	167.3	2.79	162.3	2.75	150.8	2.79	144.6	2.89
Other debt securities (5)	47.1	4.33	48.1	3.73	48.6	3.62	47.7	3.73	48.5	3.77
Total available-for-sale debt securities (5)	264.0	3.28	271.8	3.04	269.7	3.10	265.5	3.13	264.7	3.16
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44.7	2.19	44.7	2.20	44.7	2.19	44.7	2.18	44.7	2.19
Securities of U.S. states and political subdivisions	6.3	4.34	6.3	4.34	6.3	5.26	6.3	5.44	6.3	5.29
Federal agency and other mortgage-backed securities	94.9	2.33	90.8	2.38	89.6	2.25	88.3	2.26	83.1	2.44
Other debt securities	0.6	4.66	0.7	3.23	1.2	2.64	1.4	3.05	2.8	2.34
Total held-to-maturity debt securities	146.5	2.38	142.5	2.42	141.8	2.36	140.7	2.38	136.9	2.49
Total debt securities (5)	491.2	3.04	493.0	2.89	493.1	2.90	482.8	2.93	472.0	2.98
Mortgages held for sale	18.8	4.22	18.4	3.89	20.5	3.82	22.9	3.79	19.8	3.87
Loans held for sale (5)	3.5	5.48	2.0	4.92	1.5	3.19	1.4	4.39	1.5	3.65
Commercial loans:
Commercial and industrial - U.S.	275.3	4.16	272.0	3.85	270.3	3.89	270.1	3.81	273.1	3.70
Commercial and industrial - Non U.S.	59.7	3.51	60.2	3.23	59.2	2.96	57.7	2.89	56.4	2.86
Real estate mortgage	124.0	4.27	126.2	4.05	127.2	3.88	129.1	3.83	131.3	3.68
Real estate construction	23.6	4.88	24.4	4.54	24.4	4.38	25.0	4.18	25.3	4.10
Lease financing	19.3	4.48	19.4	5.30	19.3	0.62	19.2	4.59	19.0	4.82
Total commercial loans	501.9	4.15	502.2	3.91	500.4	3.68	501.1	3.76	505.1	3.67
Consumer loans:
Real estate 1-4 family first mortgage	283.1	4.06	284.2	4.02	282.0	4.01	278.4	4.03	275.1	4.08
Real estate 1-4 family junior lien mortgage	37.2	5.32	38.8	5.13	40.4	4.96	41.9	4.95	43.6	4.78
Credit card	35.9	12.66	36.4	12.75	36.4	12.37	35.6	12.41	34.9	12.18
Automobile	48.6	5.18	51.5	5.16	54.3	5.13	56.7	5.34	59.1	5.43
Other revolving credit and installment	37.4	6.62	37.9	6.46	38.3	6.28	38.6	6.31	39.1	6.13
Total consumer loans	442.2	5.20	448.8	5.16	451.4	5.10	451.2	5.14	451.8	5.13
Total loans	944.1	4.64	951.0	4.50	951.8	4.35	952.3	4.41	956.9	4.36
Equity securities (5)	37.3	2.38	39.8	2.35	38.0	2.60	35.9	2.12	36.6	2.24
Other (5)	5.6	1.48	6.0	1.21	7.2	0.88	8.7	0.90	4.3	0.70
Total earning assets (5)	$1,735.3	3.73%	$1,760.6	3.55%	$1,777.0	3.43%	$1,780.1	3.44%	$1,772.7	3.40%
Funding sources
Deposits:
Interest-bearing checking	$80.3	0.90%	$67.8	0.77%	$50.5	0.68%	$48.3	0.57%	$48.5	0.41%
Market rate and other savings	676.7	0.26	679.1	0.22	679.9	0.19	681.2	0.17	683.0	0.13
Savings certificates	20.0	0.43	20.0	0.34	20.9	0.31	21.8	0.31	22.6	0.30
Other time deposits	82.1	2.26	76.6	1.84	68.2	1.49	66.1	1.51	57.1	1.39
Deposits in foreign offices	51.5	1.30	94.8	0.98	124.6	0.81	124.7	0.76	123.7	0.65
Total interest-bearing deposits	910.6	0.56	938.3	0.47	944.1	0.39	942.1	0.37	934.9	0.29
Short-term borrowings	103.8	1.54	101.8	1.24	102.1	0.99	99.2	0.91	95.8	0.69
Long-term debt	223.8	2.97	226.0	2.80	231.6	2.32	243.5	2.28	249.9	2.04
Other liabilities	28.2	2.12	27.9	1.92	24.7	1.86	24.8	1.74	21.0	2.05
Total interest-bearing liabilities	1,266.4	1.10	1,294.0	0.97	1,302.5	0.81	1,309.6	0.79	1,301.6	0.68
Portion of noninterest-bearing funding sources (5)	468.9	—	466.6	—	474.5	—	470.5	—	471.1	—
Total funding sources (5)	$1,735.3	0.80	$1,760.6	0.71	$1,777.0	0.59	$1,780.1	0.58	$1,772.7	0.50
Net interest margin on a taxable-equivalent basis		2.93%		2.84%		2.84%		2.86%		2.90%
Noninterest-earning assets
Cash and due from banks	$18.6		18.9		19.2		18.5		18.2
Goodwill	26.4		26.5		26.6		26.6		26.7
Other (5)	104.6		109.9		112.5		113.3		109.4
Total noninterest-earnings assets (5)	$149.6		155.3		158.3		158.4		154.3
Noninterest-bearing funding sources
Deposits	$360.7		358.9		367.5		364.3		366.3
Other liabilities (5)	51.7		56.8		57.9		56.9		53.3
Total equity	206.1		206.2		207.4		207.7		205.8
Noninterest-bearing funding sources used to fund earning assets (5)	(468.9)		(466.6)		(474.5)		(470.5)		(471.1)
Net noninterest-bearing funding sources (5)	$149.6		155.3		158.3		158.4		154.3
Total assets	$1,884.9		1,915.9		1,935.3		1,938.5		1,927.0

(1)
Our average prime rate was 4.80% for the quarter ended June 30, 2018, 4.52% for the quarter ended March 31,2018, 4.30% for the quarter ended December 31, 2017, 4.25% for the quarter ended September 30, 2017 and 4.05% for the quarter ended June 30, 2017. The average three-month London Interbank Offered Rate (LIBOR) was 2.34%, 1.93%, 1.46%, 1.31% and 1.21% for the same quarters, respectively.

(2)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Financial information for the prior quarters of 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(4)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(5)
Financial information for the prior quarters of 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2018	2017	Change	2018	2017	Change
Service charges on deposit accounts	$1,163	1,276	(9)%	$2,336	2,589	(10)%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,354	2,329	1	4,757	4,653	2
Trust and investment management	835	837	—	1,685	1,666	1
Investment banking	486	463	5	916	880	4
Total trust and investment fees	3,675	3,629	1	7,358	7,199	2
Card fees	1,001	1,019	(2)	1,909	1,964	(3)
Other fees:
Charges and fees on loans	304	325	(6)	605	632	(4)
Cash network fees	120	134	(10)	246	260	(5)
Commercial real estate brokerage commissions	109	102	7	194	183	6
Letters of credit fees	72	76	(5)	151	150	1
Wire transfer and other remittance fees	121	112	8	237	219	8
All other fees	120	153	(22)	213	323	(34)
Total other fees	846	902	(6)	1,646	1,767	(7)
Mortgage banking:
Servicing income, net	406	400	2	874	856	2
Net gains on mortgage loan origination/sales activities	364	748	(51)	830	1,520	(45)
Total mortgage banking	770	1,148	(33)	1,704	2,376	(28)
Insurance	102	280	(64)	216	557	(61)
Net gains from trading activities (1)	191	151	26	434	423	3
Net gains on debt securities	41	120	(66)	42	156	(73)
Net gains from equity securities (1)	295	274	8	1,078	844	28
Lease income	443	493	(10)	898	974	(8)
Life insurance investment income	162	145	12	326	289	13
All other	323	327	(1)	761	557	37
Total	$9,012	9,764	(8)	$18,708	19,695	(5)

(1)
Financial information for the prior periods has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

NONINTEREST EXPENSE

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2018	2017	Change	2018	2017	Change
Salaries	$4,465	4,343	3%	$8,828	8,604	3%
Commission and incentive compensation	2,642	2,499	6	5,410	5,224	4
Employee benefits	1,245	1,308	(5)	2,843	2,994	(5)
Equipment	550	529	4	1,167	1,106	6
Net occupancy	722	706	2	1,435	1,418	1
Core deposit and other intangibles	265	287	(8)	530	576	(8)
FDIC and other deposit assessments	297	328	(9)	621	661	(6)
Operating losses	619	350	77	2,087	632	230
Outside professional services	881	1,029	(14)	1,702	1,833	(7)
Contract services (1)	536	416	29	983	813	21
Operating leases	311	334	(7)	631	679	(7)
Outside data processing	164	236	(31)	326	456	(29)
Travel and entertainment	157	171	(8)	309	350	(12)
Advertising and promotion	227	150	51	380	277	37
Postage, stationery and supplies	121	134	(10)	263	279	(6)
Telecommunications	88	91	(3)	180	182	(1)
Foreclosed assets	44	52	(15)	82	138	(41)
Insurance	24	24	—	50	48	4
All other (1)	624	554	13	1,197	1,063	13
Total	$13,982	13,541	3	$29,024	27,333	6

(1)	The prior periods have been revised to conform with the current period presentation whereby temporary help is included in contract services rather than in all other noninterest expense.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Service charges on deposit accounts	$1,163	1,173	1,246	1,276	1,276
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,354	2,403	2,401	2,304	2,329
Trust and investment management	835	850	866	840	837
Investment banking	486	430	420	465	463
Total trust and investment fees	3,675	3,683	3,687	3,609	3,629
Card fees	1,001	908	996	1,000	1,019
Other fees:
Charges and fees on loans	304	301	313	318	325
Cash network fees	120	126	120	126	134
Commercial real estate brokerage commissions	109	85	159	120	102
Letters of credit fees	72	79	78	77	76
Wire transfer and other remittance fees	121	116	115	114	112
All other fees	120	93	128	122	153
Total other fees	846	800	913	877	902
Mortgage banking:
Servicing income, net	406	468	262	309	400
Net gains on mortgage loan origination/sales activities	364	466	666	737	748
Total mortgage banking	770	934	928	1,046	1,148
Insurance	102	114	223	269	280
Net gains (losses) from trading activities (1)	191	243	(1)	120	151
Net gains on debt securities	41	1	157	166	120
Net gains from equity securities (1)	295	783	572	363	274
Lease income	443	455	458	475	493
Life insurance investment income	162	164	153	152	145
All other	323	438	405	47	327
Total	$9,012	9,696	9,737	9,400	9,764

(1)
Financial information for the prior quarters of 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
(in millions)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Salaries	$4,465	4,363	4,403	4,356	4,343
Commission and incentive compensation	2,642	2,768	2,665	2,553	2,499
Employee benefits	1,245	1,598	1,293	1,279	1,308
Equipment	550	617	608	523	529
Net occupancy	722	713	715	716	706
Core deposit and other intangibles	265	265	288	288	287
FDIC and other deposit assessments	297	324	312	314	328
Operating losses	619	1,468	3,531	1,329	350
Outside professional services	881	821	1,025	955	1,029
Contract services (1)	536	447	410	415	416
Operating leases	311	320	325	347	334
Outside data processing	164	162	208	227	236
Travel and entertainment	157	152	183	154	171
Advertising and promotion	227	153	200	137	150
Postage, stationery and supplies	121	142	137	128	134
Telecommunications	88	92	92	90	91
Foreclosed assets	44	38	47	66	52
Insurance	24	26	28	24	24
All other (1)	624	573	330	450	554
Total	$13,982	15,042	16,800	14,351	13,541

(1)	The prior quarters of 2017 have been revised to conform with the current period presentation whereby temporary help is included in contract services rather than in all other noninterest expense.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Jun 30, 2018	Dec 31, 2017	% Change
Assets
Cash and due from banks	$20,450	23,367	(12)%
Interest-earning deposits with banks (1)	142,999	192,580	(26)
Total cash, cash equivalents, and restricted cash (1)	163,449	215,947	(24)
Federal funds sold and securities purchased under resale agreements (1)	80,184	80,025	—
Debt securities:
Trading, at fair value (2)	65,602	57,624	14
Available-for-sale, at fair value (2)	265,687	276,407	(4)
Held-to-maturity, at cost	144,206	139,335	3
Mortgages held for sale	21,509	20,070	7
Loans held for sale (2)	3,408	1,131	201
Loans	944,265	956,770	(1)
Allowance for loan losses	(10,193)	(11,004)	(7)
Net loans	934,072	945,766	(1)
Mortgage servicing rights:
Measured at fair value	15,411	13,625	13
Amortized	1,407	1,424	(1)
Premises and equipment, net	8,882	8,847	—
Goodwill	26,429	26,587	(1)
Derivative assets	11,099	12,228	(9)
Equity securities (2)	57,505	62,497	(8)
Other assets (2)	80,850	90,244	(10)
Total assets	$1,879,700	1,951,757	(4)
Liabilities
Noninterest-bearing deposits	$365,021	373,722	(2)
Interest-bearing deposits	903,843	962,269	(6)
Total deposits	1,268,864	1,335,991	(5)
Short-term borrowings	104,496	103,256	1
Derivative liabilities	8,507	8,796	(3)
Accrued expenses and other liabilities	72,480	70,615	3
Long-term debt	219,284	225,020	(3)
Total liabilities	1,673,631	1,743,678	(4)
Equity
Wells Fargo stockholders’ equity:
Preferred stock	25,737	25,358	1
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	59,644	60,893	(2)
Retained earnings	150,803	145,263	4
Cumulative other comprehensive income (loss)	(5,461)	(2,144)	155
Treasury stock – 632,743,620 shares and 590,194,846 shares	(32,620)	(29,892)	9
Unearned ESOP shares	(2,051)	(1,678)	22
Total Wells Fargo stockholders’ equity	205,188	206,936	(1)
Noncontrolling interests	881	1,143	(23)
Total equity	206,069	208,079	(1)
Total liabilities and equity	$1,879,700	1,951,757	(4)

(1)
Financial information has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(2)
Financial information for the prior quarter has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Assets
Cash and due from banks	$20,450	18,145	23,367	19,206	20,248
Interest-earning deposits with banks (1)	142,999	184,250	192,580	205,648	195,700
Total cash, cash equivalents, and restricted cash (1)	163,449	202,395	215,947	224,854	215,948
Federal funds sold and securities purchased under resale agreements (1)	80,184	73,550	80,025	67,457	69,006
Debt securities:
Trading, at fair value (2)	65,602	59,866	57,624	60,970	54,324
Available-for-sale, at fair value (2)	265,687	271,656	276,407	271,317	268,174
Held-to-maturity, at cost	144,206	141,446	139,335	142,423	140,392
Mortgages held for sale	21,509	17,944	20,070	20,009	24,807
Loans held for sale (2)	3,408	3,581	1,131	1,339	1,898
Loans	944,265	947,308	956,770	951,873	957,423
Allowance for loan losses	(10,193)	(10,373)	(11,004)	(11,078)	(11,073)
Net loans	934,072	936,935	945,766	940,795	946,350
Mortgage servicing rights:
Measured at fair value	15,411	15,041	13,625	13,338	12,789
Amortized	1,407	1,411	1,424	1,406	1,399
Premises and equipment, net	8,882	8,828	8,847	8,449	8,403
Goodwill	26,429	26,445	26,587	26,581	26,573
Derivative assets	11,099	11,467	12,228	12,580	13,273
Equity securities (2)	57,505	58,935	62,497	54,981	55,742
Other assets (2)	80,850	85,888	90,244	88,381	91,714
Total assets	$1,879,700	1,915,388	1,951,757	1,934,880	1,930,792
Liabilities
Noninterest-bearing deposits	$365,021	370,085	373,722	366,528	372,766
Interest-bearing deposits	903,843	933,604	962,269	940,178	933,064
Total deposits	1,268,864	1,303,689	1,335,991	1,306,706	1,305,830
Short-term borrowings	104,496	97,207	103,256	93,811	95,356
Derivative liabilities	8,507	7,883	8,796	9,497	11,636
Accrued expenses and other liabilities	72,480	73,397	70,615	78,993	72,799
Long-term debt	219,284	227,302	225,020	239,256	239,222
Total liabilities	1,673,631	1,709,478	1,743,678	1,728,263	1,724,843
Equity
Wells Fargo stockholders’ equity:
Preferred stock	25,737	26,227	25,358	25,576	25,785
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	59,644	60,399	60,893	60,759	60,689
Retained earnings	150,803	147,928	145,263	141,549	139,366
Cumulative other comprehensive income (loss)	(5,461)	(4,921)	(2,144)	(1,622)	(2,148)
Treasury stock	(32,620)	(31,246)	(29,892)	(27,772)	(25,675)
Unearned ESOP shares	(2,051)	(2,571)	(1,678)	(1,904)	(2,119)
Total Wells Fargo stockholders’ equity	205,188	204,952	206,936	205,722	205,034
Noncontrolling interests	881	958	1,143	895	915
Total equity	206,069	205,910	208,079	206,617	205,949
Total liabilities and equity	$1,879,700	1,915,388	1,951,757	1,934,880	1,930,792

(1)
Financial information has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(2)
Financial information for prior quarters has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER TRADING ASSETS AND LIABILITIES

(in millions)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Trading assets
Debt securities	$65,602	59,866	57,624	60,970	54,324
Equity securities (1)	22,978	25,327	30,004	22,797	24,229
Loans held for sale	1,350	1,695	1,023	1,182	1,742
Gross trading derivative assets	30,758	30,644	31,340	31,052	31,451
Netting (2)	(20,687)	(20,112)	(19,629)	(18,881)	(19,289)
Total trading derivative assets	10,071	10,532	11,711	12,171	12,162
Total trading assets	100,001	97,420	100,362	97,120	92,457
Trading liabilities
Short sales	21,765	23,303	18,472	19,096	16,845
Gross trading derivative liabilities	29,847	29,717	31,386	30,365	31,172
Netting (2)	(22,311)	(22,569)	(23,062)	(21,662)	(20,544)
Total trading derivative liabilities	7,536	7,148	8,324	8,703	10,628
Total trading liabilities	$29,301	30,451	26,796	27,799	27,473

(1)
Financial information for the prior quarters of 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 and assets held as economic hedges for our deferred compensation plan obligations have been reclassified as marketable equity securities not held for trading.

(2)	Represents balance sheet netting for trading derivative assets and liability balances, and trading portfolio level counterparty valuation adjustments.
FIVE QUARTER DEBT SECURITIES

(in millions)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Trading debt securities	$65,602	59,866	57,624	60,970	54,324
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	6,271	6,279	6,319	6,350	17,896
Securities of U.S. states and political subdivisions	47,559	49,643	51,326	52,774	52,013
Mortgage-backed securities:
Federal agencies	154,556	156,814	160,219	150,181	135,938
Residential and commercial	8,286	9,264	9,173	11,046	12,772
Total mortgage-backed securities	162,842	166,078	169,392	161,227	148,710
Other debt securities	49,015	49,656	49,370	50,966	49,555
Total available-for-sale debt securities	265,687	271,656	276,407	271,317	268,174
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,735	44,727	44,720	44,712	44,704
Securities of U.S. states and political subdivisions	6,300	6,307	6,313	6,321	6,325
Federal agency and other mortgage-backed securities (1)	93,016	89,748	87,527	90,071	87,525
Other debt securities	155	664	775	1,319	1,838
Total held-to-maturity debt securities	144,206	141,446	139,335	142,423	140,392
Total debt securities	$475,495	472,968	473,366	474,710	462,890

(1)	Predominantly consists of federal agency mortgage-backed securities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER EQUITY SECURITIES

(in millions)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Held for trading at fair value
Marketable equity securities	$22,978	25,327	30,004	22,797	24,229
Not held for trading:
Fair value:
Marketable equity securities (1)	5,273	4,931	4,356	4,348	4,340
Nonmarketable equity securities (2)	5,876	5,303	4,867	4,523	3,986
Total equity securities at fair value	11,149	10,234	9,223	8,871	8,326
Equity method:
LIHTC (3)	10,361	10,318	10,269	9,884	9,828
Private equity	3,732	3,840	3,839	3,757	3,740
Tax-advantaged renewable energy	1,950	1,822	1,950	1,954	1,960
New market tax credit and other	262	268	294	292	295
Total equity method	16,305	16,248	16,352	15,887	15,823
Other:
Federal bank stock and other at cost (4)	5,673	5,780	5,828	6,251	6,247
Private equity (5)	1,400	1,346	1,090	1,175	1,117
Total equity securities not held for trading	34,527	33,608	32,493	32,184	31,513
Total equity securities	$57,505	58,935	62,497	54,981	55,742

(1)
Includes $3.5 billion, $3.5 billion, $3.7 billion, $3.5 billion and $3.3 billion at June 30 and March 31, 2018, and December 31, September 30, and June 30, 2017, respectively, related to securities held as economic hedges of our deferred compensation plan obligations.

(2)
Includes $5.5 billion, $5.0 billion, $4.9 billion, $4.5 billion and $4.0 billion at June 30 and March 31, 2018, and December 31, September 30, and June 30, 2017, respectively, related to investments in which we elected the fair value option.

(3)	Represents low-income housing tax credit investments.

(4)
Includes $5.6 billion, $5.7 billion, $5.4 billion, $5.8 billion and $5.8 billion at June 30 and March 31, 2018, and December 31, September 30, and June 30, 2017, respectively, related to investments in Federal Reserve Bank and Federal Home Loan Bank stock.

(5)	Represents nonmarketable equity securities for which we have elected to account for the security under the measurement alternative.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

(in millions)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Commercial:
Commercial and industrial	$336,590	334,678	333,125	327,944	331,113
Real estate mortgage	123,964	125,543	126,599	128,475	130,277
Real estate construction	22,937	23,882	24,279	24,520	25,337
Lease financing	19,614	19,293	19,385	19,211	19,174
Total commercial	503,105	503,396	503,388	500,150	505,901
Consumer:
Real estate 1-4 family first mortgage	283,001	282,658	284,054	280,173	276,566
Real estate 1-4 family junior lien mortgage	36,542	37,920	39,713	41,152	42,747
Credit card	36,684	36,103	37,976	36,249	35,305
Automobile	47,632	49,554	53,371	55,455	57,958
Other revolving credit and installment	37,301	37,677	38,268	38,694	38,946
Total consumer	441,160	443,912	453,382	451,723	451,522
Total loans (1)	$944,265	947,308	956,770	951,873	957,423

(1)
Includes $9.0 billion, $10.7 billion, $12.8 billion, $13.6 billion, and $14.3 billion of purchased credit-impaired (PCI) loans at June 30 and March 31, 2018, and December 31, September 30 and June 30, 2017, respectively.

Our foreign loans are reported by respective class of financing receivable in the table above. Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower's primary address is outside of the United States. The following table presents total commercial foreign loans outstanding by class of financing receivable.

(in millions)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Commercial foreign loans:
Commercial and industrial	$61,732	59,696	60,106	58,570	57,825
Real estate mortgage	7,617	8,082	8,033	8,032	8,359
Real estate construction	542	668	655	647	585
Lease financing	1,097	1,077	1,126	1,141	1,092
Total commercial foreign loans	$70,988	69,523	69,920	68,390	67,861

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Nonaccrual loans:
Commercial:
Commercial and industrial	$1,559	1,516	1,899	2,397	2,632
Real estate mortgage	765	755	628	593	630
Real estate construction	51	45	37	38	34
Lease financing	80	93	76	81	89
Total commercial	2,455	2,409	2,640	3,109	3,385
Consumer:
Real estate 1-4 family first mortgage	3,829	4,053	4,122	4,213	4,413
Real estate 1-4 family junior lien mortgage	1,029	1,087	1,086	1,101	1,095
Automobile	119	117	130	137	104
Other revolving credit and installment	54	53	58	59	59
Total consumer	5,031	5,310	5,396	5,510	5,671
Total nonaccrual loans (1)(2)(3)	$7,486	7,719	8,036	8,619	9,056
As a percentage of total loans	0.79%	0.81	0.84	0.91	0.95
Foreclosed assets:
Government insured/guaranteed	$90	103	120	137	149
Non-government insured/guaranteed	409	468	522	569	632
Total foreclosed assets	499	571	642	706	781
Total nonperforming assets	$7,985	8,290	8,678	9,325	9,837
As a percentage of total loans	0.85%	0.88	0.91	0.98	1.03

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) are not placed on nonaccrual status because they are insured or guaranteed.

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Total (excluding PCI)(1):	$9,464	10,753	11,997	10,227	9,716
Less: FHA insured/guaranteed by the VA (2)(3)	8,622	9,786	10,934	9,266	8,873
Total, not government insured/guaranteed	$842	967	1,063	961	843
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$23	40	26	27	42
Real estate mortgage	26	23	23	11	2
Real estate construction	—	1	—	—	10
Total commercial	49	64	49	38	54
Consumer:
Real estate 1-4 family first mortgage (3)	133	164	219	190	145
Real estate 1-4 family junior lien mortgage (3)	33	48	60	49	44
Credit card	429	473	492	475	411
Automobile	105	113	143	111	91
Other revolving credit and installment	93	105	100	98	98
Total consumer	793	903	1,014	923	789
Total, not government insured/guaranteed	$842	967	1,063	961	843

(1)	PCI loans totaled $811 million, $1.0 billion, $1.4 billion, $1.4 billion and $1.5 billion, at June 30 and March 31, 2018, and December 31, September 30 and June 30, 2017, respectively.

(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

(3)	Includes mortgages held for sale 90 days or more past due and still accruing.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans - Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions - Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life - Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans since the merger with Wachovia is presented in the following table.

(in millions)	Quarter ended June 30, 2018	Six months ended June 30, 2018	2009-2017
Balance, beginning of period	$6,864	8,887	10,447
Change in accretable yield due to acquisitions	—	—	161
Accretion into interest income (1)	(299)	(613)	(16,983)
Accretion into noninterest income due to sales (2)	(479)	(1,122)	(801)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows (3)	59	399	11,597
Changes in expected cash flows that do not affect nonaccretable difference (4)	(412)	(1,818)	4,466
Balance, end of period	$5,733	5,733	8,887

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.

(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.

(3)
At June 30, 2018, our carrying value for PCI loans totaled $9.0 billion and the remainder of nonaccretable difference established in purchase accounting totaled $313 million. The nonaccretable difference absorbs losses of contractual amounts that exceed our carrying value for PCI loans.

(4)
Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended June 30,		Six months ended June 30,
(in millions)	2018	2017	2018	2017
Balance, beginning of period	$11,313	12,287	11,960	12,540
Provision for credit losses	452	555	643	1,160
Interest income on certain impaired loans (1)	(43)	(46)	(86)	(94)
Loan charge-offs:
Commercial:
Commercial and industrial	(134)	(161)	(298)	(414)
Real estate mortgage	(19)	(8)	(21)	(13)
Real estate construction	—	—	—	—
Lease financing	(20)	(13)	(37)	(20)
Total commercial	(173)	(182)	(356)	(447)
Consumer:
Real estate 1-4 family first mortgage	(55)	(55)	(96)	(124)
Real estate 1-4 family junior lien mortgage	(47)	(62)	(94)	(155)
Credit card	(404)	(379)	(809)	(746)
Automobile	(216)	(212)	(516)	(467)
Other revolving credit and installment	(164)	(185)	(344)	(374)
Total consumer	(886)	(893)	(1,859)	(1,866)
Total loan charge-offs	(1,059)	(1,075)	(2,215)	(2,313)
Loan recoveries:
Commercial:
Commercial and industrial	76	83	155	165
Real estate mortgage	19	14	36	44
Real estate construction	6	4	10	12
Lease financing	5	6	10	8
Total commercial	106	107	211	229
Consumer:
Real estate 1-4 family first mortgage	78	71	137	133
Real estate 1-4 family junior lien mortgage	60	66	115	136
Credit card	81	59	154	117
Automobile	103	86	195	174
Other revolving credit and installment	29	31	60	64
Total consumer	351	313	661	624
Total loan recoveries	457	420	872	853
Net loan charge-offs	(602)	(655)	(1,343)	(1,460)
Other	(10)	5	(64)	—
Balance, end of period	$11,110	12,146	11,110	12,146
Components:
Allowance for loan losses	$10,193	11,073	10,193	11,073
Allowance for unfunded credit commitments	917	1,073	917	1,073
Allowance for credit losses	$11,110	12,146	11,110	12,146
Net loan charge-offs (annualized) as a percentage of average total loans	0.26%	0.27	0.29	0.31
Allowance for loan losses as a percentage of total loans	1.08	1.16	1.08	1.16
Allowance for credit losses as a percentage of total loans	1.18	1.27	1.18	1.27

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Balance, beginning of quarter	$11,313	11,960	12,109	12,146	12,287
Provision for credit losses	452	191	651	717	555
Interest income on certain impaired loans (1)	(43)	(43)	(49)	(43)	(46)
Loan charge-offs:
Commercial:
Commercial and industrial	(134)	(164)	(181)	(194)	(161)
Real estate mortgage	(19)	(2)	(4)	(21)	(8)
Real estate construction	—	—	—	—	—
Lease financing	(20)	(17)	(14)	(11)	(13)
Total commercial	(173)	(183)	(199)	(226)	(182)
Consumer:
Real estate 1-4 family first mortgage	(55)	(41)	(49)	(67)	(55)
Real estate 1-4 family junior lien mortgage	(47)	(47)	(54)	(70)	(62)
Credit card	(404)	(405)	(398)	(337)	(379)
Automobile	(216)	(300)	(261)	(274)	(212)
Other revolving credit and installment	(164)	(180)	(169)	(170)	(185)
Total consumer	(886)	(973)	(931)	(918)	(893)
Total loan charge-offs	(1,059)	(1,156)	(1,130)	(1,144)	(1,075)
Loan recoveries:
Commercial:
Commercial and industrial	76	79	63	69	83
Real estate mortgage	19	17	14	24	14
Real estate construction	6	4	3	15	4
Lease financing	5	5	4	5	6
Total commercial	106	105	84	113	107
Consumer:
Real estate 1-4 family first mortgage	78	59	72	83	71
Real estate 1-4 family junior lien mortgage	60	55	61	69	66
Credit card	81	73	62	60	59
Automobile	103	92	73	72	86
Other revolving credit and installment	29	31	27	30	31
Total consumer	351	310	295	314	313
Total loan recoveries	457	415	379	427	420
Net loan charge-offs	(602)	(741)	(751)	(717)	(655)
Other	(10)	(54)	—	6	5
Balance, end of quarter	$11,110	11,313	11,960	12,109	12,146
Components:
Allowance for loan losses	$10,193	10,373	11,004	11,078	11,073
Allowance for unfunded credit commitments	917	940	956	1,031	1,073
Allowance for credit losses	$11,110	11,313	11,960	12,109	12,146
Net loan charge-offs (annualized) as a percentage of average total loans	0.26%	0.32	0.31	0.30	0.27
Allowance for loan losses as a percentage of:
Total loans	1.08	1.10	1.15	1.16	1.16
Nonaccrual loans	136	134	137	129	122
Nonaccrual loans and other nonperforming assets	128	125	127	119	113
Allowance for credit losses as a percentage of:
Total loans	1.18	1.19	1.25	1.27	1.27
Nonaccrual loans	148	147	149	141	134
Nonaccrual loans and other nonperforming assets	139	136	138	130	123

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY (1)

(in millions, except ratios)		Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Tangible book value per common share (1):
Total equity		$206,069	205,910	208,079	206,617	205,949
Adjustments:
Preferred stock		(25,737)	(26,227)	(25,358)	(25,576)	(25,785)
Additional paid-in capital on ESOP preferred stock		(116)	(146)	(122)	(130)	(136)
Unearned ESOP shares		2,051	2,571	1,678	1,904	2,119
Noncontrolling interests		(881)	(958)	(1,143)	(895)	(915)
Total common stockholders' equity	(A)	181,386	181,150	183,134	181,920	181,232
Adjustments:
Goodwill		(26,429)	(26,445)	(26,587)	(26,581)	(26,573)
Certain identifiable intangible assets (other than MSRs)		(1,091)	(1,357)	(1,624)	(1,913)	(2,147)
Other assets (2)		(2,160)	(2,388)	(2,155)	(2,282)	(2,268)
Applicable deferred taxes (3)		874	918	962	1,550	1,624
Tangible common equity	(B)	$152,580	151,878	153,730	152,694	151,868
Common shares outstanding	(C)	4,849.1	4,873.9	4,891.6	4,927.9	4,966.8
Book value per common share	(A)/(C)	$37.41	37.17	37.44	36.92	36.49
Tangible book value per common share	(B)/(C)	31.47	31.16	31.43	30.99	30.58

		Quarter ended					Six months ended
(in millions, except ratios)		Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017
Return on average tangible common equity (1):
Net income applicable to common stock	(A)	$4,792	4,733	5,740	4,131	5,450	9,525	10,683
Average total equity		206,067	206,180	207,413	207,723	205,755	206,123	203,668
Adjustments:
Preferred stock		(26,021)	(26,157)	(25,569)	(25,780)	(25,849)	(26,089)	(25,508)
Additional paid-in capital on ESOP preferred stock		(129)	(153)	(129)	(136)	(144)	(141)	(145)
Unearned ESOP shares		2,348	2,508	1,896	2,114	2,366	2,428	2,282
Noncontrolling interests		(919)	(997)	(998)	(926)	(910)	(958)	(934)
Average common stockholders’ equity	(B)	181,346	181,381	182,613	182,995	181,218	181,363	179,363
Adjustments:
Goodwill		(26,444)	(26,516)	(26,579)	(26,600)	(26,664)	(26,480)	(26,668)
Certain identifiable intangible assets (other than MSRs)		(1,223)	(1,489)	(1,767)	(2,056)	(2,303)	(1,355)	(2,445)
Other assets (2)		(2,271)	(2,233)	(2,245)	(2,231)	(2,160)	(2,252)	(2,128)
Applicable deferred taxes (3)		889	933	1,332	1,579	1,648	911	1,685
Average tangible common equity	(C)	$152,297	152,076	153,354	153,687	151,739	152,187	149,807
Return on average common stockholders' equity (ROE) (annualized)	(A)/(B)	10.60%	10.58	12.47	8.96	12.06	10.59	12.01
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)	12.62	12.62	14.85	10.66	14.41	12.62	14.38

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity.

(2)	Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

		Estimated
(in billions, except ratio)		Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Total equity		$206.1	205.9	208.1	206.6	205.9
Adjustments:
Preferred stock		(25.7)	(26.2)	(25.4)	(25.6)	(25.8)
Additional paid-in capital on ESOP preferred stock		(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Unearned ESOP shares		2.0	2.6	1.7	1.9	2.1
Noncontrolling interests		(0.9)	(1.0)	(1.1)	(0.9)	(0.9)
Total common stockholders' equity		181.4	181.2	183.2	181.9	181.2
Adjustments:
Goodwill		(26.4)	(26.4)	(26.6)	(26.6)	(26.6)
Certain identifiable intangible assets (other than MSRs)		(1.1)	(1.4)	(1.6)	(1.9)	(2.1)
Other assets (2)		(2.2)	(2.4)	(2.2)	(2.3)	(2.2)
Applicable deferred taxes (3)		0.9	0.9	1.0	1.6	1.6
Investment in certain subsidiaries and other		0.4	0.4	0.2	(0.1)	(0.2)
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)	153.0	152.3	154.0	152.6	151.7
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$1,279.7	1,278.1	1,285.6	1,292.8	1,310.5
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)	12.0%	11.9	12.0	11.8	11.6

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Beginning January 1, 2018, the requirements for calculating CET1 and tier 1 capital, along with RWAs, became fully phased-in.

(2)	Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of June 30, 2018, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for March 31, 2018, and December 31, September 30 and June 30, 2017, was calculated under the Basel III Standardized Approach RWAs.

(5)	The Company’s June 30, 2018, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2018	2017	2018	2017	2018	2017	2018	2017	2018	2017
Quarter ended June 30,
Net interest income (3)	$7,346	7,133	4,693	4,809	1,111	1,171	(609)	(642)	12,541	12,471
Provision (reversal of provision) for credit losses	484	623	(36)	(65)	(2)	7	6	(10)	452	555
Noninterest income	4,460	4,822	2,504	2,670	2,840	3,055	(792)	(783)	9,012	9,764
Noninterest expense	7,290	7,266	4,219	4,036	3,361	3,071	(888)	(832)	13,982	13,541
Income (loss) before income tax expense (benefit)	4,032	4,066	3,014	3,508	592	1,148	(519)	(583)	7,119	8,139
Income tax expense (benefit)	1,413	1,255	379	775	147	436	(129)	(221)	1,810	2,245
Net income (loss) before noncontrolling interests	2,619	2,811	2,635	2,733	445	712	(390)	(362)	5,309	5,894
Less: Net income (loss) from noncontrolling interests	123	46	—	(9)	—	1	—	—	123	38
Net income (loss)	$2,496	2,765	2,635	2,742	445	711	(390)	(362)	5,186	5,856

Average loans	$463.8	475.1	464.7	466.9	74.7	71.7	(59.1)	(56.8)	944.1	956.9
Average assets	1,034.3	1,083.6	826.4	818.8	84.0	82.4	(59.8)	(57.8)	1,884.9	1,927.0
Average deposits	760.6	727.7	414.0	462.4	167.1	190.1	(70.4)	(79.0)	1,271.3	1,301.2

Six months ended June 30,
Net interest income (3)	$14,541	14,265	9,225	9,490	2,223	2,312	(1,210)	(1,272)	24,779	24,795
Provision (reversal of provision) for credit losses	702	1,269	(56)	(108)	(8)	3	5	(4)	643	1,160
Noninterest income	9,095	9,513	5,251	5,566	5,970	6,171	(1,608)	(1,555)	18,708	19,695
Noninterest expense	15,992	14,547	8,197	8,203	6,651	6,275	(1,816)	(1,692)	29,024	27,333
Income (loss) before income tax expense (benefit)	6,942	7,962	6,335	6,961	1,550	2,205	(1,007)	(1,131)	13,820	15,997
Income tax expense (benefit)	2,222	2,237	827	1,748	386	822	(251)	(429)	3,184	4,378
Net income (loss) before noncontrolling interests	4,720	5,725	5,508	5,213	1,164	1,383	(756)	(702)	10,636	11,619
Less: Net income (loss) from noncontrolling interests	311	136	(2)	(14)	5	7	—	—	314	129
Net income (loss)	$4,409	5,589	5,510	5,227	1,159	1,376	(756)	(702)	10,322	11,490

Average loans	$467.1	477.9	464.9	467.6	74.3	71.2	(58.8)	(56.5)	947.5	960.2
Average assets	1,048.0	1,089.7	827.8	814.7	84.1	82.1	(59.6)	(57.5)	1,900.3	1,929.0
Average deposits	754.1	722.8	429.9	463.8	172.5	193.8	(72.3)	(80.2)	1,284.2	1,300.2

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. Effective first quarter 2018, assets and liabilities receive a funding charge or credit that considers interest rate risk, liquidity risk, and other product characteristics on a more granular level. This methodology change affects results across all three of our reportable operating segments and results for all periods prior to 2018 have been revised to reflect this methodology change. Our previously reported consolidated financial results were not impacted by the methodology change; however, in connection with the adoption of ASU 2016-01 in first quarter 2018, certain reclassifications occurred within noninterest income.

(2)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
COMMUNITY BANKING
Net interest income (2)	$7,346	7,195	7,239	7,154	7,133
Provision for credit losses	484	218	636	650	623
Noninterest income	4,460	4,635	4,481	4,366	4,822
Noninterest expense	7,290	8,702	10,216	7,852	7,266
Income before income tax expense	4,032	2,910	868	3,018	4,066
Income tax expense (benefit)	1,413	809	(2,682)	1,079	1,255
Net income before noncontrolling interests	2,619	2,101	3,550	1,939	2,811
Less: Net income from noncontrolling interests	123	188	78	62	46
Segment net income	$2,496	1,913	3,472	1,877	2,765
Average loans	$463.8	470.5	473.2	473.7	475.1
Average assets	1,034.3	1,061.9	1,073.2	1,089.6	1,083.6
Average deposits	760.6	747.5	738.3	734.6	727.7
WHOLESALE BANKING
Net interest income (2)	$4,693	4,532	4,557	4,763	4,809
Provision (reversal of provision) for credit losses	(36)	(20)	20	69	(65)
Noninterest income	2,504	2,747	2,883	2,741	2,670
Noninterest expense	4,219	3,978	4,187	4,234	4,036
Income before income tax expense	3,014	3,321	3,233	3,201	3,508
Income tax expense	379	448	854	894	775
Net income before noncontrolling interests	2,635	2,873	2,379	2,307	2,733
Less: Net income (loss) from noncontrolling interests	—	(2)	6	(7)	(9)
Segment net income	$2,635	2,875	2,373	2,314	2,742
Average loans	$464.7	465.1	463.5	463.7	466.9
Average assets	826.4	829.2	837.2	824.2	818.8
Average deposits	414.0	446.0	465.7	463.4	462.4
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$1,111	1,112	1,152	1,177	1,171
Provision (reversal of provision) for credit losses	(2)	(6)	(7)	(1)	7
Noninterest income	2,840	3,130	3,181	3,079	3,055
Noninterest expense	3,361	3,290	3,246	3,102	3,071
Income before income tax expense	592	958	1,094	1,155	1,148
Income tax expense	147	239	413	433	436
Net income before noncontrolling interests	445	719	681	722	712
Less: Net income from noncontrolling interests	—	5	6	3	1
Segment net income	$445	714	675	719	711
Average loans	$74.7	73.9	72.9	72.4	71.7
Average assets	84.0	84.2	83.7	83.2	82.4
Average deposits	167.1	177.9	184.1	184.4	190.1
OTHER (3)
Net interest income (2)	$(609)	(601)	(635)	(645)	(642)
Provision (reversal of provision) for credit losses	6	(1)	2	(1)	(10)
Noninterest income	(792)	(816)	(808)	(786)	(783)
Noninterest expense	(888)	(928)	(849)	(837)	(832)
Loss before income tax benefit	(519)	(488)	(596)	(593)	(583)
Income tax benefit	(129)	(122)	(227)	(225)	(221)
Net loss before noncontrolling interests	(390)	(366)	(369)	(368)	(362)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(390)	(366)	(369)	(368)	(362)
Average loans	$(59.1)	(58.5)	(57.8)	(57.5)	(56.8)
Average assets	(59.8)	(59.4)	(58.8)	(58.5)	(57.8)
Average deposits	(70.4)	(74.2)	(76.5)	(76.0)	(79.0)
CONSOLIDATED COMPANY
Net interest income (2)	$12,541	12,238	12,313	12,449	12,471
Provision for credit losses	452	191	651	717	555
Noninterest income	9,012	9,696	9,737	9,400	9,764
Noninterest expense	13,982	15,042	16,800	14,351	13,541
Income before income tax expense	7,119	6,701	4,599	6,781	8,139
Income tax expense (benefit)	1,810	1,374	(1,642)	2,181	2,245
Net income before noncontrolling interests	5,309	5,327	6,241	4,600	5,894
Less: Net income from noncontrolling interests	123	191	90	58	38
Wells Fargo net income	$5,186	5,136	6,151	4,542	5,856
Average loans	$944.1	951.0	951.8	952.3	956.9
Average assets	1,884.9	1,915.9	1,935.3	1,938.5	1,927.0
Average deposits	1,271.3	1,297.2	1,311.6	1,306.4	1,301.2

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. Effective first quarter 2018, assets and liabilities receive a funding charge or credit that considers interest rate risk, liquidity risk, and other product characteristics on a more granular level. This methodology change affects results across all three of our reportable operating segments and results for all periods prior to 2018 have been revised to reflect this methodology change. Our previously reported consolidated financial results were not impacted by the methodology change; however, in connection with the adoption of ASU 2016-01 in first quarter 2018, certain reclassifications occurred within noninterest income.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

(3)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
MSRs measured using the fair value method:
Fair value, beginning of quarter	$15,041	13,625	13,338	12,789	13,208
Purchases	—	—	—	541	—
Servicing from securitizations or asset transfers (1)	486	573	639	605	436
Sales and other (2)	(1)	(4)	(32)	64	(8)
Net additions	485	569	607	1,210	428
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (3)	376	1,253	221	(171)	(305)
Servicing and foreclosure costs (4)	30	34	23	60	(14)
Discount rates (5)	—	—	13	—	—
Prepayment estimates and other (6)	(61)	43	(55)	(31)	(41)
Net changes in valuation model inputs or assumptions	345	1,330	202	(142)	(360)
Changes due to collection/realization of expected cash flows over time	(460)	(483)	(522)	(519)	(487)
Total changes in fair value	(115)	847	(320)	(661)	(847)
Fair value, end of quarter	$15,411	15,041	13,625	13,338	12,789

(1)	Includes impacts associated with exercising our right to repurchase delinquent loans from GNMA loan securitization pools.

(2)
Includes sales and transfers of MSRs, which can result in an increase of total reported MSRs if the sales or transfers are related to nonperforming loan portfolios or portfolios with servicing liabilities.

(3)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).

(4)	Includes costs to service and unreimbursed foreclosure costs.

(5)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates.

(6)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

	Quarter ended
(in millions)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Amortized MSRs:
Balance, beginning of quarter	$1,411	1,424	1,406	1,399	1,402
Purchases	22	18	40	31	26
Servicing from securitizations or asset transfers	39	34	43	41	37
Amortization	(65)	(65)	(65)	(65)	(66)
Balance, end of quarter	$1,407	1,411	1,424	1,406	1,399
Fair value of amortized MSRs:
Beginning of quarter	$2,307	2,025	1,990	1,989	2,051
End of quarter	2,309	2,307	2,025	1,990	1,989

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Servicing income, net:
Servicing fees (1)		$905	906	833	795	882
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(A)	345	1,330	202	(142)	(360)
Changes due to collection/realization of expected cash flows over time		(460)	(483)	(522)	(519)	(487)
Total changes in fair value of MSRs carried at fair value		(115)	847	(320)	(661)	(847)
Amortization		(65)	(65)	(65)	(65)	(66)
Net derivative gains (losses) from economic hedges (3)	(B)	(319)	(1,220)	(186)	240	431
Total servicing income, net		$406	468	262	309	400
Market-related valuation changes to MSRs, net of hedge results (2)(3)	(A)+(B)	$26	110	16	98	71

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues, net of unreimbursed direct servicing costs.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents results from economic hedges used to hedge the risk of changes in fair value of MSRs.

(in billions)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,190	1,201	1,209	1,223	1,189
Owned loans serviced	340	337	342	340	343
Subserviced for others	4	5	3	3	4
Total residential servicing	1,534	1,543	1,554	1,566	1,536
Commercial mortgage servicing:
Serviced for others	518	510	495	480	475
Owned loans serviced	124	125	127	128	130
Subserviced for others	10	10	9	8	8
Total commercial servicing	652	645	631	616	613
Total managed servicing portfolio	$2,186	2,188	2,185	2,182	2,149
Total serviced for others	$1,708	1,711	1,704	1,703	1,664
Ratio of MSRs to related loans serviced for others	0.98%	0.96	0.88	0.87	0.85
Weighted-average note rate (mortgage loans serviced for others)	4.27	4.24	4.23	4.23	4.23

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$281	324	504	546	521
Commercial		49	76	95	81	81
Residential pipeline and unsold/repurchased loan management (1)		34	66	67	110	146
Total		$364	466	666	737	748
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$67	58	63	73	83
Refinances as a percentage of applications		25%	35	38	37	32
Wells Fargo first mortgage unclosed pipeline, at quarter end		$26	24	23	29	34
Residential real estate originations:
Purchases as a percentage of originations		78%	65	64	72	75
Refinances as a percentage of originations		22	35	36	28	25
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$21	16	23	26	25
Correspondent		28	27	30	32	31
Other (2)		1	—	—	1	—
Total quarter-to-date		$50	43	53	59	56
Held-for-sale	(B)	$37	34	40	44	42
Held-for-investment		13	9	13	15	14
Total quarter-to-date		$50	43	53	59	56
Total year-to-date		$93	43	212	159	100
Production margin on residential held-for-sale mortgage originations	(A)/(B)	0.77%	0.94	1.25	1.24	1.24

(1)
Predominantly includes the results of sales of modified Government National Mortgage Association (GNMA) loans, interest rate management activities and changes in estimate to the liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.

CHANGES IN MORTGAGE REPURCHASE LIABILITY

				Quarter ended
(in millions)	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Balance, beginning of period	$181	181	179	178	222
Assumed with MSR purchases (1)	—	—	—	10	—
Provision for repurchase losses:
Loan sales	4	3	4	6	6
Change in estimate (2)	(2)	1	2	(12)	(45)
Net additions (reductions) to provision	2	4	6	(6)	(39)
Losses	(4)	(4)	(4)	(3)	(5)
Balance, end of period	$179	181	181	179	178

(1)	Represents repurchase liability associated with portfolio of loans underlying mortgage servicing rights acquired during the period.

(2)	Results from changes in investor demand and mortgage insurer practices, credit deterioration and changes in the financial stability of correspondent lenders.